UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 6, 2012

TO THE STOCKHOLDERS OF FARMER BROS. CO.:
NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502, on Thursday, December 6, 2012, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.
To elect two Class III directors to the Board of Directors of the Company for a three-year term of office expiring at the 2015 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2013;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation;

4.	To amend the Farmer Bros. Co. 2007 Omnibus Plan to increase the number of shares available for issuance thereunder; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The Board of Directors has fixed the close of business on October 17, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, postponement or adjournment thereof.
By Order of the Board of Directors
John M. Anglin
Secretary
Torrance, California
October 29, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2012
The accompanying Proxy Statement and the Company’s 2012 Annual Report on
Form 10-K are available at: http://proxy.farmerbros.com.
PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER NOMINEE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE. ESOP PARTICIPANTS SHOULD FOLLOW THE INSTRUCTIONS PROVIDED BY THE ESOP TRUSTEE, GREATBANC TRUST COMPANY.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
General
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 6, 2012, at 10:00 a.m., Pacific Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement, the accompanying proxy card and Annual Report to Stockholders (which is not part of the Company’s soliciting materials) on or about November 5, 2012 to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502. If you plan to attend the Annual Meeting in person, you can obtain directions to the Company’s principal executive offices at http://proxy.farmerbros.com.
Solicitation of Proxies
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Farmer Bros. common stock (“Common Stock”) in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 for the ten days prior to the Annual Meeting and also at the Annual Meeting.
What Am I Voting On?
You will be entitled to vote on the following proposals at the Annual Meeting:

•
The election of two Class III directors to serve on our Board for a three-year term of office expiring at the 2015 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	The ratification of the selection of Ernst & Young LLP (“EY”) as our independent registered public accountants for the fiscal year ending June 30, 2013;

•	An advisory (non-binding) vote to approve our executive compensation; and

•	To amend the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”) to increase the number of shares available for issuance thereunder.
Who Can Vote?
The Board has set October 17, 2012 as the record date for the Annual Meeting. You are entitled to vote if you were a holder of record of Common Stock as of the close of business on October 17, 2012. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

#PageNum#

Shares Outstanding and Quorum
At the close of business on October 17, 2012, 16,314,154 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of securities outstanding.
A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, which is required to hold the Annual Meeting and conduct business. Your shares are counted as present at the Annual Meeting if you: (i) are present in person at the Annual Meeting; or (ii) your shares are represented by a properly submitted proxy card. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on such matters. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the total number of shares of Common Stock represented and entitled to vote thereat.
Voting of Shares
Stockholders of record as of the close of business on October 17, 2012 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. There is no cumulative voting in the election of our directors. You may vote by attending the Annual Meeting and voting in person. If you hold your shares of Common Stock as a record holder, you may also vote by completing, dating and signing the enclosed proxy card and promptly returning it in the pre-addressed, postage-paid envelope provided to you. If you hold your shares of Common Stock in street name, you will receive a notice from your bank, broker or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. Participants in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”) should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company (the “ESOP Trustee”). If you are a record holder and plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. If your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank or other nominee). All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
Voting Instructions by ESOP Participants
The ESOP owns approximately 16.4% of the outstanding Common Stock. Each ESOP participant has the right to direct the ESOP Trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. The ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee in the same proportion as the voted allocated shares with respect to each item.
Counting of Votes
Tabulation; Broker Non-Votes. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.” A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of EY as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation, or the amendment of the Omnibus Plan to increase the number of shares available for issuance thereunder.

#PageNum#

Election of Directors. Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of either or both of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.
Ratification of Accountants. The ratification of the selection of EY as our independent registered public accountants for the fiscal year ending June 30, 2013 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.
Advisory Vote on Executive Compensation. The approval of the advisory vote on our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
Amendment of Omnibus Plan. The proposal to approve amendment of the Omnibus Plan to increase the number of shares available for issuance thereunder requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
If You Receive More Than One Proxy Card or Notice
If you receive more than one proxy card or notice from your bank, broker or other nominee, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card.
Proxy Card and Revocation of Proxy
You may vote by completing and mailing the enclosed proxy card. As a stockholder of record, if you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

•
FOR the election of the two nominees named herein to serve on our Board as Class III directors for a three-year term of office expiring at the 2015 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	FOR the ratification of the selection of EY as our independent registered public accountants for the fiscal year ending June 30, 2013;

•	FOR the advisory vote to approve our executive compensation; and

•	FOR the proposal to amend the Omnibus Plan to increase the number of shares available for issuance thereunder.
In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change their vote prior to the Annual Meeting by sending to the Company’s Secretary at the Company’s principal executive offices at 20333 South Normandie Avenue, Torrance, California

#PageNum#

90502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee). ESOP participants must contact the ESOP Trustee directly to revoke any prior voting instructions.
Voting Results
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.
Interest of Certain Persons in Matters to be Acted Upon
No director, nominee for election as a director, or executive officer of the Company has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than (i) Proposal No. 1, Election of Directors; and (ii) Proposal No. 4, Approval of the Amendment to the Farmer Bros. Co. 2007 Omnibus Plan to Increase the Number of Shares Available for Issuance Under the Omnibus Plan, as described more fully herein.

#PageNum#

PROPOSAL NO. 1

ELECTION OF DIRECTORS
General
Under the Company’s Certificate of Incorporation and Amended and Restated By-Laws (“By-Laws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class III consists of two directors whose term of office expires at the Annual Meeting and whose successors will be elected at the Annual Meeting to serve until the 2015 Annual Meeting of Stockholders. Class I consists of three directors, continuing in office until the 2013 Annual Meeting of Stockholders. Class II consists of two directors, continuing in office until the 2014 Annual Meeting of Stockholders.
The authorized number of directors is set forth in the Company’s Certificate of Incorporation and shall consist of not less than five or more than seven members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of directors is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.
Based on the recommendation of the Nominating Committee, the Board has nominated Randy E. Clark and Jeanne Farmer Grossman for election to the Board as Class III directors. If elected at the Annual Meeting, each would serve until the 2015 Annual Meeting of Stockholders and until his or her successor is elected and duly qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Ms. Grossman is a current director. Mr. Clark was brought to the attention of the Nominating Committee as a potential director nominee by Guenter W. Berger, Chairman of the Board, and has been nominated for election to the seat currently held by John H. Merrell. Mr. Merrell will serve out the remainder of his term as a Class III director through the Annual Meeting.
All of the present directors, other than Michael H. Keown, the Company’s President and Chief Executive Officer, were elected to their current terms by the stockholders. Pursuant to the terms of his employment agreement with the Company, Mr. Keown was appointed by the Board as a Class I director on March 28, 2012 to fill the vacancy on the Board occasioned by the resignation therefrom by Jeffrey A. Wahba, the Company’s Treasurer, Chief Financial Officer and then Interim Co-Chief Executive Officer. Mr. Keown will serve out the remainder of the Class I director term expiring at the 2013 Annual Meeting of Stockholders.
There are no family relationships among any directors, nominees for director or executive officers of the Company. None of the continuing directors or nominees is a director of any other publicly-held company.
Vote Required
Each share of Common Stock is entitled to one vote for each of the two director nominees and will be given the option of voting “FOR” or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them FOR the election of the two nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that either nominee will be unable to serve.
Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of either or both of the nominees, your shares will not

#PageNum#

be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.
Nominees for Election as Directors
Set forth below is biographical information for each nominee for election as a Class III director at the Annual Meeting, including a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	DirectorSince	AuditCommittee	CompensationCommittee	NominatingCommittee
Randy E. Clark	60	—
Jeanne Farmer Grossman	62	2009		X	X
Randy E. Clark is a retired foodservice executive. He served as President and Chief Executive Officer of Border Foods, Inc., one of the largest producers of green chile in the world and one of the largest producers of jalapeños in the United States, from 2008 to 2011. Mr. Clark’s earlier experience includes serving as Chief Executive Officer of Fruit Patch, Inc., one of the largest distributors of stone fruits in the United States; President and Chief Executive Officer of Mike Yurosek & Son, LLC, a produce grower and processor; and Vice President, Sales and Marketing with William Bolthouse Farms, a produce grower and processor. Mr. Clark was a Professor of Accounting and Marketing at the Masters College in Santa Clarita, California, from 1999 to 2003. Mr. Clark received his undergraduate degree from Cedarville College, an M.S. in Accounting from Kent State University, and a Doctorate in Organizational Leadership from Pepperdine University. We believe Mr. Clark’s qualifications to sit on our Board include his extensive background and experience in the foodservice business, and his accounting and financial expertise.
Jeanne Farmer Grossman is a retired teacher and a homemaker. She is the sister of Carol Farmer Waite, a former director, and the late Roy E. Farmer, who served as Chairman of the Board from 2004 to 2005, Chief Executive Officer from 2003 to 2005, and President from 1993 to 2005, and the daughter of the late Roy F. Farmer, who served as Chairman of the Board from 1951 to 2004 and Chief Executive Officer from 1951 to 2003. Ms. Grossman received her undergraduate degree and teaching credentials from the University of California at Los Angeles. We believe Ms. Grossman’s qualifications to sit on our Board include her extensive knowledge of the Company’s culture and sensitivity for Company core values, extensive training in program creation and development, curriculum development, the development and evaluation of measurable objective protocol and individual/group task evaluation, as well as committee work in various areas including fundraising, staffing and outreach.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.
Directors Continuing in Office
Set forth below is biographical information for each director continuing in office and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Class	Term Expires	Audit Committee	Compensation Committee	Nominating Committee
Hamideh Assadi	67	2011	II	2014	X	X	X
Guenter W. Berger	75	1980	II	2014			X
Michael H. Keown	50	2012	I	2013
Martin A. Lynch	75	2007	I	2013	X		X
James J. McGarry	59	2007	I	2013		Chair	Chair
John H. Merrell will serve out the remainder of his term as a Class III director, including as Chairman of the Audit Committee, through the Annual Meeting, at which time the Board intends to appoint Mr. Lynch to Chairman of the Audit Committee.

#PageNum#

Hamideh Assadi is an independent tax consultant. She was an Associate with Chiurazzi & Associates, Seal Beach, California, from March 2007 to March 2012, where she provided tax and business consulting services for multi-state and multi-national businesses in the retail, distribution, manufacturing, real estate and service sectors. Ms. Assadi retired in January 2007 after more than 23 years of service with Farmer Bros. She served as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and in Production and Inventory Control from 1983 to 1985. Ms. Assadi received her B.S. in Business Administration with an emphasis in Accounting from the College of Business in Tehran, Iran, and a Masters degree in International Law and International Organizations from the School of Law at the University of Tehran, Iran. She also received a Certificate for Professionals in Taxation from the University of California, Los Angeles, and a Certificate of Enrollment to practice before the Internal Revenue Service. We believe Ms. Assadi’s qualifications to sit on our Board include her deep knowledge of, and extensive experience as a former employee of, the Company, and her credentials and extensive experience in the fields of taxation and accounting.
Guenter W. Berger currently serves as Chairman of the Board. He retired in December 2007 as Chief Executive Officer of Farmer Bros. after more than 47 years of service with the Company in various capacities. Mr. Berger served as Chief Executive Officer of the Company from 2005 to 2007, President from August 2005 through July 2006, and Interim President and Chief Executive Officer from January 2005 to August 2005. For more than 25 years, from 1980 to 2005, Mr. Berger served as Vice President of Torrance inventory, production, coffee roasting and distribution operations. We believe Mr. Berger’s qualifications to sit on our Board include his longstanding tenure with the Company resulting in a deep understanding of our operations and extensive knowledge of the foodservice industry and the production and distribution processes related to coffee, tea and culinary products.
Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. Mr. Keown received his undergraduate degree in Economics from Northwestern University. We believe Mr. Keown’s qualifications to sit on our Board include his in-depth knowledge of the foodservice business, and his ability to provide a critical link between management and the Board of Directors thereby enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.
Martin A. Lynch is currently the President of Claremorris Consulting, a privately-owned consulting company helping privately-held and publicly-held companies in the areas of strategic and financial projects, and has been serving in this capacity since 2002. From 2003 to 2005, Mr. Lynch served as the Executive Vice President and Chief Financial Officer of Diedrich Coffee, Inc., a diversified operator of coffee houses and franchises that was known for its expertise and traditions in specialty coffee. From 2001 to 2003, he served as a consultant to Smart & Final, Inc., an operator of non-membership grocery warehouse stores for food and foodservice supplies, on strategic and financial projects. For twelve years, from 1989 to 2001, he served as Executive Vice President and Chief Financial Officer of Smart & Final. From 1984 to 1989, Mr. Lynch was Executive Vice President and Chief Financial Officer of San Francisco-based Duty Free Shoppers Group, Ltd. (retail). He served in a number of key positions with Los Angeles-based Tiger International (transportation and financial services) from 1970 to 1984 including the position of Senior Vice President, Chief Financial Officer from 1976 to 1984. Mr. Lynch’s earlier experience includes merger and acquisition activities at Scot Lad Foods, Inc. (retail grocery) and service as audit manager for Price Waterhouse & Company (accounting) in Chicago. Mr. Lynch received his undergraduate degree from De Paul University and received his Certified Public Accountant designation in Illinois. We believe Mr. Lynch’s qualifications to sit on our Board include his background and experience, particularly in the foodservice business, and understanding of our business and operations. Based on his experience, the Board has determined that Mr. Lynch is an Audit Committee financial expert.
James J. McGarry has been a partner in the law firm of McGarry & Laufenberg, El Segundo, California, since 1995, and was a partner in other law firms bearing his name since 1984. A licensed attorney since 1980, his experience has been as a litigator and a mediator, specializing in business, tort and contract litigation. Mr. McGarry received his undergraduate degree from Loyola Marymount University and his law degree from Loyola Law School. We believe Mr. McGarry’s qualifications to sit on our Board include his extensive legal and business experience which provide him with an understanding of the Company’s operations.

#PageNum#

PROPOSAL NO. 2

RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
General
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) as the independent registered public accountants for the Company and its subsidiaries for the fiscal year ending June 30, 2013, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. EY served as the Company’s independent registered public accountants in fiscal 2012. A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of EY as the Company’s independent registered public accountants is not required by the By-Laws or otherwise. However, the Board is submitting the selection of EY to stockholders for ratification because the Company believes it is a matter of good corporate governance practice. If the Company’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of EY.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

#PageNum#

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 17, 2012, by all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock as of such date, except as noted in the footnotes below:

Name and Address of Beneficial Owner (1)	Amount and Nature ofBeneficial Ownership (2)	Percent ofClass (3)
Farmer Group	6,410,578 shares (4)	39.3%
Employee Stock Ownership Plan	2,675,341 shares (5)	16.4%
Franklin Mutual Advisers, LLC	940,000 shares (6)	5.8%

____________________

(1)
The address for Franklin Mutual Advisers, LLC (“Franklin”) is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address for all other beneficial owners is c/o Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table regarding beneficial owners of more than five percent (5%) of the Common Stock is based on information provided by them or obtained from filings under the Exchange Act. Unless otherwise indicated in the footnotes, each of the beneficial owners of more than five percent (5%) of the Common Stock has sole voting and/or investment power with respect to such shares.

(3)
The “Percent of Class” reported in this column has been calculated based upon the number of shares of Common Stock outstanding as of October 17, 2012 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(4)
Pursuant to a Schedule 13D/A filed with the SEC on September 21, 2006, for purposes of Section 13 of the Exchange Act, Carol Farmer Waite, Richard F. Farmer and Jeanne Farmer Grossman comprise a group (the “Farmer Group”). Farmer Equities, LP, a California limited partnership (“Farmer Equities”), was previously a member of the Farmer Group; however as reflected in a Form 4 filed with the SEC by the members of the Farmer Group on January 9, 2012 and a Form 4 filed by Farmer Equities on September 13, 2012, Farmer Equities dissolved and distributed all shares of Common Stock held by it to various trusts for which Carol Farmer Waite, Jeanne Farmer Grossman and Richard F. Farmer serve as trustees. No shares were purchased or sold. In addition, Trust A created under the Roy E. Farmer Trust dated October 11, 1957 (“Trust A”) was previously a member of the Farmer Group; however as reflected in a Form 4 filed with the SEC by the members of the Farmer Group on August 21, 2012, Trust A distributed all shares of Common Stock held by it to various trusts for which Carol Farmer Waite, Jeanne Farmer Grossman and Richard F. Farmer serve as trustees. No shares were purchased or sold. The Farmer Group is deemed to be the beneficial owner of all shares beneficially owned by its members with shared power to vote and dispose of such shares. Each member of the Farmer Group is the beneficial owner of the following shares (in accordance with the beneficial ownership regulations, in certain cases the same shares of Common Stock are shown as beneficially owned by more than one individual or entity):

Name of Beneficial Owner	Total SharesBeneficially Owned	Percent ofClass	SharesDisclaimed	Sole Voting andInvestment Power	Shared Voting andInvestment Power
Carol Farmer Waite	4,747,840 shares	29.1%	14,474 shares	809,271 shares	3,953,043 shares
Richard F. Farmer	2,999,798 shares	18.4%	39,891 shares	808,369 shares	2,231,320 shares
Jeanne Farmer Grossman	2,567,708 shares	15.7%	6,030 shares	827,775 shares	1,745,963 shares

(5)
Pursuant to a Schedule 13G/A filed with the SEC on February 13, 2012. Includes 1,763,742 allocated shares and 911,599 shares as yet unallocated to plan participants as of December 31, 2011. The ESOP Trustee votes the shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Under the terms of the ESOP, the ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee in the same proportion as the voted allocated shares with respect to each item. The present members of the ESOP Administrative Committee are Jeffrey A. Wahba, Hortensia R. Gómez

#PageNum#

and Patrick Quiggle. Each member of the ESOP Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP.

(6)
Pursuant to a Schedule 13G/A filed by Franklin with the SEC on July 10, 2012. Franklin is reported to have sole voting and investment power over 940,000 shares beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin. Franklin reports that it has sole voting and dispositive power over all of these shares.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 17, 2012, by: (i) each current director and nominee; (ii) all individuals serving as the Company’s Chief Executive Officer or acting in a similar capacity during fiscal 2012 (all references to “Chief Executive Officer” used in this Proxy Statement include all individuals acting in a similar capacity during fiscal 2012, namely Michael H. Keown, the Company’s current President and Chief Executive Officer, and Jeffrey A. Wahba and Patrick G. Criteser, the Company’s former Interim Co-Chief Executive Officers, unless the context otherwise requires); (iii) all individuals serving as the Company’s Chief Financial Officer or acting in a similar capacity during fiscal 2012; (iv) the Company’s three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal 2012; (v) one additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the Company at the end of fiscal 2012 (collectively, the “Named Executive Officers”); and (vi) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent ofClass
Non-Employee Directors and Nominees:
Hamideh Assadi	5,464		*
Guenter W. Berger	25,240	(3)	*
Randy E. Clark	—		—
Jeanne Farmer Grossman	2,567,708	(4)	15.7%
Martin A. Lynch	14,556	(5)	*
James J. McGarry	9,599	(6)	*
John H. Merrell	10,673	(7)	*
Named Executive Officers:
Michael H. Keown	55,144	(8)	*
Jeffrey A. Wahba	129,906	(9)	*
Patrick G. Criteser	21,645	(10)	*
Mark A. Harding	65,342	(11)	*
Thomas W. Mortensen	32,325	(12)	*
Hortensia R. Gómez	20,976	(13)	*
Larry B. Garrett	3,000	(14)	*
All directors and executive officers as a group (14 individuals)	3,948,044		24.2%

___________

*	Less than 1%

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table is based on the Company’s records and information provided by directors, nominees, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, nominees and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)
Includes (i) shares of restricted stock which have not yet vested as of October 17, 2012, awarded under the Omnibus Plan over which the individuals shown have voting power but no investment power; and (ii) shares which the individuals shown have the right to acquire upon the exercise of vested options as of October 17, 2012 or within 60 days thereafter as set forth in the table below. Such shares are deemed to be outstanding in calculating the

#PageNum#

percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	Vested Options (#)	Right to Acquire Under Vested Options Within 60 Days (#)	Restricted Stock (#)
Non-Employee Directors and Nominees:
Hamideh Assadi	—	—	5,464
Guenter W. Berger	—	—	7,669
Randy E. Clark	—	—	—
Jeanne Farmer Grossman	—	—	7,669
Martin A. Lynch	—	—	7,669
James J. McGarry	—	—	7,669
John H. Merrell (a)	—	—	3,286
Named Executive Officers:
Michael H. Keown	—	—	40,144
Jeffrey A. Wahba	71,332	6,667	27,500
Patrick G. Criteser (b)	—	—	—
Mark A. Harding	36,404	11,271	11,363
Thomas W. Mortensen	9,034	3,035	12,000
Hortensia R. Gómez	9,468	3,468	3,832
Larry B. Garrett (c)	—	—	—
Other executive officers (d)	—	—	3,286

___________

(a)	Excludes 4,383 shares of restricted stock which are expected to be forfeited upon Mr. Merrell’s ceasing to serve on the Board of Directors beyond the Annual Meeting.

(b)
Excludes 4,862 shares of restricted stock and 62,138 shares subject to unvested stock options previously granted to Mr. Criteser which were forfeited upon Mr. Criteser’s separation from the Company on June 29, 2012, and 112,138 shares subject to vested stock options which were not exercised within the terms of the award and cancelled.

(c)
Excludes 9,900 shares of restricted stock and 20,230 shares subject to unvested stock options previously granted to Mr. Garrett and 482 unvested ESOP shares which were forfeited upon Mr. Garrett’s separation from the Company on June 15, 2012, and 4,046 shares subject to vested options which were not exercised within the terms of the award and cancelled.

(d)	Excludes 4,383 shares of restricted stock which are expected to be forfeited upon John M. Anglin stepping down as the Company’s Secretary following the Annual Meeting.

(3)
Includes 4,887 shares owned outright, 6,060 shares held in trust with voting and investment power shared by Mr. Berger and his wife, and 6,624 shares previously allocated to Mr. Berger under the ESOP which have been distributed to Mr. Berger and are now owned outright.

(4)
Includes shares held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor. Ms. Grossman is the beneficial owner of: (i) 9,550 shares of Common Stock as a successor trustee of a trust for the benefit of her daughter over which she has sole voting and dispositive power; (ii) 808,369 shares of Common Stock as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 1,745,963 shares of Common Stock as successor co-trustee of various trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Carol Farmer Waite and/or Richard F. Farmer; (iv) 2,187 shares owned outright; and (v) 7,669 shares of restricted stock. Ms. Grossman disclaims beneficial ownership of 6,030 shares held in a trust for the benefit of her nephew. Total beneficial ownership of the Farmer Group, which includes Ms. Grossman, is 6,410,578 shares, as shown in the table above under the heading “Security Ownership of Certain Beneficial Owners.”

(5)	Includes 4,887 shares owned outright and 2,000 shares held in a revocable living trust with voting and investment power shared by Mr. Lynch and his wife.

(6)	Includes 1,930 shares owned outright.

(7)	Includes 4,887 shares owned outright and 2,500 shares held in a revocable living trust with voting and investment power shared by Mr. Merrell and his wife.

#PageNum#

(8)	Includes 15,000 shares owned outright.

(9)	Includes 23,500 shares owned outright and 907 shares beneficially owned by Mr. Wahba through the ESOP, rounded to the nearest whole share.

(10)	Includes 18,384 shares owned outright and 3,261 shares beneficially owned by Mr. Criteser through the ESOP, rounded to the nearest whole share.

(11)	Includes 3,888 shares owned outright and 2,416 shares beneficially owned by Mr. Harding through the ESOP, rounded to the nearest whole share.

(12)	Includes 1,308 shares owned outright and 6,948 shares beneficially owned by Mr. Mortensen through the ESOP, rounded to the nearest whole share.

(13)
Includes 129 shares held in a trust over which Ms. Gómez has sole voting and investment power, 600 shares owned outright and 3,479 shares beneficially owned by Ms. Gómez through the ESOP, rounded to the nearest whole share.

(14)	Includes 3,000 shares owned outright.

#PageNum#

CORPORATE GOVERNANCE
Director Independence
At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that stockholder interests are best served by having a number of objective, independent representatives on the Board. For this purpose, a director or nominee will be considered to be “independent” only if the Board affirmatively determines that the director or nominee has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making its independence determinations, the Board reviewed transactions, relationships and arrangements between each director and nominee, or any member of his or her immediate family, and us or our subsidiaries based on information provided by the director or nominee, our records and publicly available information. The Board made the following independence determinations (the transactions, relationships and arrangements reviewed by the Board in making such determinations are set forth in the footnotes below):

Director or Nominee	Status
Hamideh Assadi	Independent	(1)
Guenter W. Berger	Independent	(2)
Randy E. Clark	Independent
Jeanne Farmer Grossman	Independent	(3)
Michael H. Keown	Not Independent	(4)
Martin A. Lynch	Independent
Thomas A. Maloof	Independent	(5)
James J. McGarry	Independent	(6)
John H. Merrell	Independent
Jeffrey A. Wahba	Not Independent(7)t	(7)
___________

(1)
Ms. Assadi was an employee of Farmer Bros. from 1983 to 2006, including serving as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and Production and Inventory Control from 1983 to 1985.

(2)
Mr. Berger is the Chairman of the Board and former Chief Executive Officer of the Company. Mr. Berger is entitled to certain retiree benefits generally available to Company retirees and the payment of life insurance premiums on his behalf by the Company as disclosed below under the heading “Director Compensation—Director Compensation Table.”

(3)
Ms. Grossman is the sister of Carol Farmer Waite, a former director, and the sister of the late Roy E. Farmer and daughter of the late Roy F. Farmer, both of whom were executive officers of the Company more than three years ago.

(4)	Mr. Keown is the Company’s President and Chief Executive Officer. He has served as a Class I director since March 28, 2012.

(5)	Mr. Maloof stepped down as a Class II director at the end of his term on December 8, 2011.

(6)
Mr. McGarry is a partner in the law firm of McGarry & Laufenberg. During the last three fiscal years, McGarry & Laufenberg billed legal fees and costs to the Company and/or Liberty Mutual Insurance Company, one of the Company’s insurance carriers, in connection with various matters relating to the Company. The foregoing amounts did not exceed the greater of five percent (5%) of McGarry & Laufenberg’s gross revenues or $200,000 during the applicable fiscal year.

(7)
Mr. Wahba is the Company’s Treasurer and Chief Financial Officer. He served as a Class I director from August 30, 2011 to March 28, 2012, during which time he also served as the Company’s Interim Co-Chief Executive Officer.

Board Meetings and Attendance
The Board held twelve meetings during fiscal 2012, including four regularly scheduled and eight special meetings. During fiscal 2012, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and committees of the Board on which he or she served (during the periods that he or she served). The independent directors generally meet in executive session following each regularly

#PageNum#

scheduled Board meeting. Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members’ attendance at the Company’s annual meeting of stockholders. All directors who were then serving were present at the 2011 Annual Meeting of Stockholders held on December 8, 2011 with the exception of Thomas A. Maloof who stepped down as a director at the 2011 Annual Meeting at the end of his term.
Charters; Code of Conduct and Ethics
The Board maintains charters for the Audit Committee, Compensation Committee and Nominating Committee. In addition, the Board has adopted a written Code of Conduct and Ethics for all employees, officers and directors. Current committee charters and the Code of Conduct and Ethics are available on the Company’s website at www.farmerbros.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Board Committees
The Board maintains the following committees to assist it in discharging its oversight responsibilities:
Audit Committee
The Audit Committee is a standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s principal purposes are to oversee on behalf of the Board the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Committee’s responsibilities include assisting the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor; (iv) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters; (v) the Company’s system of disclosure controls and procedures and internal control over financial reporting that management has established; and (vi) the Company’s framework and guidelines with respect to risk assessment and risk management. The Audit Committee is directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Audit Committee.
During fiscal 2012, the Audit Committee met six times. John H. Merrell serves as Chairman, and Hamideh Assadi and Martin A. Lynch currently serve as members of the Audit Committee. All members of the Audit Committee meet the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the NASDAQ listing standards and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is John H. Merrell, the Audit Committee Chairman. Mr. Merrell intends to serve as a member and Chairman of the Audit Committee through the end of his term as a director at the Annual Meeting.

Compensation Committee
Overview
The Compensation Committee is a standing committee of the Board. The Compensation Committee’s principal purposes are to discharge the Board’s responsibilities related to compensation of the Company’s executive officers and administer the Company’s incentive and equity compensation plans. The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs.
During fiscal 2012, the Compensation Committee met seven times. James J. McGarry serves as Chairman, and Hamideh Assadi, Jeanne Farmer Grossman and John H. Merrell currently serve as members of the Compensation Committee. The Board has determined that all Compensation Committee members are independent under the NASDAQ listing standards58 and the requirements of the SEC. Mr. Merrell intends to serve as a member of the Compensation Committee through the end of his term as a director at the Annual Meeting.

#PageNum#

Executive Compensation
The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•
In making determinations regarding executive officer compensation, the Compensation Committee considers competitive market data among several other factors such as Company performance and financial condition, individual executive performance, tenure, the importance of the role at the Company and pay levels among the Company’s executives, as well as input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting directly to him. The Compensation Committee has typically followed these recommendations. In the case of the Chief Executive Officer’s compensation, the Chief Executive Officer may make a recommendation to the Compensation Committee with respect to his compensation, and the Compensation Committee may also solicit input from the other disinterested Board members; however the Compensation Committee has sole authority for the final compensation determination.

•
Cash compensation for our executive officers is generally determined by the Compensation Committee annually in the first quarter of the fiscal year, with any adjustments to base compensation to be effective as of the date determined by the Compensation Committee. Additional adjustments to cash compensation may be made during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in light of the Company’s financial condition.

•
With respect to incentive compensation for our executive officers under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), generally during the first quarter of each fiscal year, the Compensation Committee evaluates the executive officer’s performance in light of the performance goals and objectives established for the prior fiscal year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Compensation Committee solicits comments from the Chief Executive Officer with respect to achievement of individual goals by those executive officers reporting to him. In the case of the Chief Executive Officer, the Compensation Committee may also solicit input from the other disinterested Board members. Additionally, the executive officers, including the Chief Executive Officer, have an opportunity to provide input regarding their contributions to the Company’s success and achievement of individual goals for the period being assessed. Incentive compensation for Named Executive Officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval. Following determination of incentive compensation awards for the prior fiscal year, the Compensation Committee establishes individual and corporate performance goals and objectives for each executive officer for the current fiscal year. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to setting individual and corporate performance goals and objectives for each executive officer, including the Chief Executive Officer. In light of these recommendations, the Compensation Committee determines the individual and corporate performance goals and objectives for the fiscal year and informs the executive officer.

•
The Compensation Committee has the authority to make equity-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention or promotion, and in connection with commencement of employment. Equity compensation is generally determined on the date of the regularly scheduled meeting of the Board of Directors in December of each year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s financial condition. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to the number of shares to be granted pursuant to any award. Proposed equity awards to all Named Executive Officers are discussed and presented to the entire Board prior to award by the Compensation Committee.

•
The Compensation Committee has the authority to retain consultants to advise on executive officer compensation matters. In fiscal 2012, in connection with the hiring of Michael H. Keown as President and Chief Executive Officer, the Compensation Committee retained Mercer, an independent consultant, to provide advice regarding CEO compensation, market data and opinions on the appropriateness and competitiveness of our CEO compensation program relative to market practice. Mercer reported directly to the Compensation Committee in connection with these services. Management coordinated payment to the consultant out of the Board of Directors’ budget. During fiscal 2012, Mercer attended one of the seven Compensation Committee meetings.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in fiscal 2012.

•	The Compensation Committee generally holds executive sessions (with no members of management present) at each of its regular meetings.

#PageNum#

Director Compensation
In addition to considering and determining compensation for our executive officers, the Compensation Committee evaluates and makes recommendations to the Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.
The processes and procedures of the Compensation Committee for considering and determining director compensation are as follows:

•
The Compensation Committee has authority to evaluate and make recommendations to the Board regarding director compensation. The Compensation Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and market survey information. Based on this evaluation, the Compensation Committee may determine to make recommendations to the Board regarding possible changes. The Compensation Committee has the authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in fiscal 2012.

•
The Compensation Committee has the authority to retain consultants to advise on director compensation matters; however no such consultants were engaged in fiscal 2012. No executive officer has any role in determining or recommending the form or amount of director compensation; provided, however, in fiscal 2011, in light of the Company’s financial condition, upon the request of management, the Board agreed to a ten percent (10%) reduction in the non-employee director retainer for the fourth quarter of fiscal 2011 through the end of fiscal 2012.

•	The full Board serves as administrator under the Omnibus Plan with respect to equity awards made to non-employee directors.
Compensation Committee Interlocks and Insider Participation
During fiscal 2012, Hamideh Assadi, Jeanne Farmer Grossman, Thomas A. Maloof, James J. McGarry and John H. Merrell served as members of the Compensation Committee. Ms. Assadi was appointed to the Compensation Committee on May 30, 2012. Mr. Maloof served as Chairman and a member of the Compensation Committee through the end of his term as a director on December 8, 2011. Mr. McGarry was appointed Chairman of the Compensation Committee on December 8, 2011. No member of the Compensation Committee is an officer or former officer of the Company, was an employee of the Company during fiscal 2012, or has any relationship requiring disclosure by the Company as a related person transaction under SEC rules.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.
Compensation Committee
of the Board of Directors
James J. McGarry, Chairman
Hamideh Assadi
Jeanne Farmer Grossman
John H. Merrell

#PageNum#

Nominating Committee
The Nominating Committee is a standing committee of the Board. The Nominating Committee’s principal purposes are to assist the Board in ensuring that it is appropriately constituted in order to meet its fiduciary obligations, including by identifying persons qualified to become Board members and recommending to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board.
During fiscal 2012, the Nominating Committee met two times regarding the nomination of directors for election at the 2011 Annual Meeting. James J. McGarry serves as Chairman, and Hamideh Assadi, Guenter W. Berger, Jeanne Farmer Grossman, Martin A. Lynch and John H. Merrell currently serve as members of the Nominating Committee. The Board has determined that all Nominating Committee members are independent under the NASDAQ listing standards.
Search Committee
In connection with the retirement of Roger M. Laverty III as President and Chief Executive Officer effective April 19, 2011, the Board formed a Search Committee to identify qualified candidates to serve as the Company’s Chief Executive Officer. During fiscal 2012, Jeanne Farmer Grossman, Martin A. Lynch, James J. McGarry and John H. Merrell served as members of the Search Committee. During fiscal 2012, the Search Committee met eleven times. Upon appointment of Michael H. Keown as President and Chief Executive Officer of the Company, the Search Committee was disbanded.
Director Qualifications and Board Diversity
The Nominating Committee is responsible for determining Board of Director membership qualifications and for selecting, evaluating and recommending to the Board nominees for election to the Board and to fill vacancies as they arise. The Nominating Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Nominating Committee believes that its slate of nominees should include: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities and reflect the needs of the Company’s business. Additionally, the Nominating Committee believes that a member of the Farmer family, founding and substantial stockholders of the Company, or their representative should serve on the Board of Directors. The Nominating Committee believes that diversity has a place when choosing among candidates who otherwise meet the selection criteria, but the Company has not established a policy concerning diversity in Board composition. The Nominating Committee is responsible for evaluating and recommending to the Board the total size and composition of the Board. In connection with the annual nomination of directors, the Nominating Committee reviews with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, background and diversity advisable for the Board as a whole. The background of each director and nominee is described above under “Proposal No. 1—Election of Directors.”
For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on professional and personal contacts of the Board and senior management. If necessary, the Nominating Committee may explore alternative sources for identifying nominees, including engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. The Nominating Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Secretary. The Nominating Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.
Board Leadership Structure
Under our By-Laws, the Board of Directors, in its discretion, may choose a Chairman of the Board of Directors. If there is a Chairman of the Board of Directors, such person may exercise such powers as provided in the By-Laws or assigned by the Board of Directors. Since 2007, Guenter W. Berger has served as Chairman of the Board of Directors. As described above under “Proposal No. 1—Election of Directors,” Mr. Berger has served on our Board of Directors since 1980. He retired in 2007 as Chief Executive Officer after more than 47 years of service with the Company in various capacities.

#PageNum#

Notwithstanding the current separation of Chairman of the Board and Chief Executive Officer, our Chief Executive Officer is generally responsible for setting agenda items with input from the Board, including the Chairman, and leading discussions during Board meetings. This structure allows for effective and efficient Board meetings and information flow on important matters affecting the Company. Other than Mr. Keown, all members of the Board are independent and all Board committees are comprised solely of independent directors. Due principally to the limited size of the Board, the Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.
Although the roles of Chairman and Chief Executive Officer are currently filled by different individuals, no single leadership model is right for all companies at all times, and the Company has no bylaw or policy in place that mandates this leadership structure. Accordingly, the Board of Directors periodically evaluates its leadership structure to ensure that it remains the optimal structure for the Company and its stockholders.
Board’s Role in Risk Oversight
The Board of Directors recognizes that although management is responsible for identifying risk and risk controls related to business activities and developing programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk, the Board plays a critical role in the oversight of risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that the Company faces and how the Company is seeking to control risk if and when appropriate. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee has oversight responsibility of risks associated with financial accounting and audits, internal control over financial reporting and the Company’s major financial risk exposures, including risks relating to pension plan investments, commodity risk and hedging programs. The Compensation Committee has oversight responsibility of risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession at the Company. At each regular meeting, or more frequently as needed, the Board of Directors considers reports from the Audit Committee and Compensation Committee which provide detail on risk management issues and management’s response. The Board of Directors as a whole examines specific business risks in its periodic reviews of the individual business units and also on a company-wide basis as part of its regular reviews, including as part of the strategic planning process and annual budget review and approval. Outside of formal meetings, the Board and its committees have regular access to senior executives, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management, and all directors are actively involved in the risk oversight function.

Communication with the Board
The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive offices, 20333 South Normandie Avenue, Torrance, California 90502. Copies of written communications received at such address will be collected and organized by the Secretary and provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics. The Secretary or his or her designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our stockholders will be forwarded to the members of the Nominating Committee.

#PageNum#

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Fiscal 2012 Named Executive Officers
This Compensation Discussion and Analysis describes our executive compensation objectives, each element of our executive compensation program and the decisions made in fiscal 2012 with respect to our Named Executive Officers which include five current and two former executive officers as set forth in the table below:

Current Executive Officers Included Among Fiscal 2012 Named Executive Officers	Former Executive Officers Included Among Fiscal 2012 Named Executive Officers

Michael H. Keown(1) President and Chief Executive Officer	Patrick G. Criteser(4) Former Interim Co-Chief Executive Officer Former President and CEO of Coffee Bean International, Inc. ("CBI")

Jeffrey A. Wahba(2) Treasurer and Chief Financial Officer Former Interim Co-Chief Executive Officer	Larry B. Garrett(5) Former General Counsel and Assistant Secretary

Mark A. Harding Senior Vice President of Operations

Thomas W. Mortensen(3) Senior Vice President of Route Sales

Hortensia R. Gómez Vice President, Controller and Assistant Treasurer

____________

(1)
Mr. Keown joined the Company on March 23, 2012. Messrs. Wahba and Criteser were appointed Interim Co-Chief Executive Officers effective April 19, 2011 subject to the Board’s search for and consideration of a permanent Chief Executive Officer.

(2)	Mr. Wahba stepped down as Interim Co-Chief Executive Officer on March 23, 2012.

(3)	Mr. Mortensen was appointed Senior Vice President of Route Sales on March 28, 2012.

(4)	Mr. Criteser stepped down as Interim Co-Chief Executive Officer on March 23, 2012 and separated from the Company on June 29, 2012.

(5)	Mr. Garrett separated from the Company on June 15, 2012.
Executive Compensation Philosophy and Objectives and Pay-for-Performance
Our executive compensation program is based upon achieving the following objectives:

•
Balancing compensation elements and levels that attract, motivate and retain talented executives with forms of compensation that are performance-based and/or aligned with stock performance and stockholder interests;

•
Setting target total direct compensation (base salary, annual incentives and long-term incentives) for executive officers by reference to median compensation levels for comparable market reference points; and

•
Appropriately adjusting total direct compensation to reflect the performance of the executive officer over time (as reflected in his or her goals under the Incentive Plan), as well as the Company’s annual performance (as reflected in the financial performance goals established under the Incentive Plan), and the Company’s long-term performance (as reflected by stock appreciation for equity-based awards granted under the Omnibus Plan).

Fiscal 2012 Impact of Performance on Pay
In fiscal 2012, the Compensation Committee established Company financial performance criteria and individual participant goals for bonus awards under the Incentive Plan. The Compensation Committee established operating cash flow, defined as income from operations after executive bonus accruals, excluding non-recurring items such as income from the

#PageNum#

sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense, of $16.0 million as a threshold to any bonus payout under the Incentive Plan. In fiscal 2012, loss from operations was $(24.9) million compared to $(68.4) million in fiscal 2011, due to improvement in gross profit and reduction in operating expenses. As a result, the Company achieved the operating cash flow threshold under the Incentive Plan, resulting in aggregate bonuses in the amount of $575,897 to our current Named Executive Officers based on the extent of achievement of operating cash flow and individual participant goals. Messrs. Criteser and Garrett, former Named Executive Officers, received severance in fiscal 2012 based in part on their target awards pursuant to the terms of their respective employment agreements.
Alignment with Stockholder Interests
We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. Compensation includes equity-based awards under the Omnibus Plan intended to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our Named Executive Officers as a percentage of total compensation.
For Mr. Keown, our current President and Chief Executive Officer, on an annualized basis for fiscal 2012, approximately 33-1/3% of target total direct compensation was in the form of equity; approximately 33-1/3% was base salary; and approximately 33-1/3% was short-term incentive cash compensation under the Incentive Plan.
For our Named Executive Officers (other than Mr. Keown), on average, in fiscal 2012 approximately 38% of target total direct compensation was in the form of equity; approximately 42% was base salary; and approximately 20% was short-term incentive cash compensation under the Incentive Plan.
None of the stock options previously granted by the Company have been exercised, and 239,581 of the 543,769 options outstanding as of October 17, 2012 are “in the money.”
Good Governance and Best Practices
Executive compensation is determined by the Compensation Committee which is comprised solely of independent directors. The Compensation Committee has authority to retain an independent compensation consultant to provide it with advice on matters related to executive compensation. In light of the Company’s current financial condition and the Compensation Committee’s intent not to make any material changes to the Company’s executive compensation program, the Compensation Committee did not retain a compensation consultant in fiscal 2012, with the exception of engaging Mercer, an independent consultant, to provide advice regarding CEO compensation, market data and opinions on the appropriateness and competitiveness of our CEO compensation program relative to market practice in connection with the hiring of Michael H. Keown as President and Chief Executive Officer.
The Company intends to provide competitive pay opportunities that reflect best practices. Accordingly, the Company:

•	Does not provide supplemental retirement benefits to Named Executive Officers in excess of those generally provided to other employees of the Company;

•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

•	Has not engaged in the practice of re-pricing/exchanging stock options;

•	Does not provide for any “single trigger” severance payments in connection with a change in control to any Named Executive Officer;

•
Maintains an equity compensation program that generally has a long-term focus, including equity awards that generally vest over a period of 3 years, or, in the case of restricted stock awards, cliff vest at the end of three years (with the exception of the mid-year equity awards made to Messrs. Wahba, Criteser and Harding and to Mr. Keown in connection with his initial employment, which have a shorter vesting period as described in more detail below);

•
Maintains compensation programs that have a strong pay-for-performance orientation. For example, in fiscal 2011 and fiscal 2010, due to the Company’s failure to meet threshold operating cash flow, the Company did not

#PageNum#

award any incentive bonuses (other than certain contractually obligated severance amounts based on target awards to certain departing executive officers);

•	Limits perquisites except in connection with the facilitation of the Company’s business or where necessary in recruiting and retaining key executives;

•	Maintains stock ownership guidelines for executive officers that require significant investment by these individuals in the Company’s Common Stock;

•
Has a clawback policy that requires the Board of Directors to review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement; and

•
Monitors Company performance and adjusts compensation practices accordingly. For example, fiscal 2012 base salaries for the Company’s Named Executive Officers did not increase from fiscal 2011 levels, with the exception of Mr. Mortensen, whose base salary increased in connection with his promotion in fiscal 2012. In addition, for fiscal 2013, other than cost of living adjustments for two Named Executive Officers and a base salary increase in the case of one Named Executive Officer whose base salary was determined by the Compensation Committee to be below market, none of the Company’s current Named Executive Officers received an increase in base salary.

Consideration of Most Recent Stockholder Advisory Vote on Executive Compensation
In December 2011, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders approved the compensation of our named executive officers, with approximately 88% of the shares present or represented by proxy at the 2011 Annual Meeting casting votes in favor of the say-on-pay proposal. Accordingly, the Company did not change its approach to executive compensation in fiscal 2012. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay proposals to approve the compensation of our named executive officers, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold a say-on-pay proposal to approve the compensation of our named executive officers every year.

#PageNum#

Primary Elements of Executive Compensation
The primary elements of the Company’s executive compensation program and the purpose of each element are as follows:

Compensation Element	Description	Purpose

Base Salary
Fixed pay element determined annually in the first quarter of the fiscal year, with any adjustments to base pay to be effective as of the date determined by the Compensation Committee. May be subject to adjustment during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in light of the Company’s financial condition.
Attract and retain top talent and compensate for day-to-day job responsibilities performed at an acceptable level.

Incentive Cash Bonus	Variable cash compensation based on the achievement of Company and individual annual performance objectives. May be subject to adjustment in the event of a promotion or job change.	Reward achievement of annual financial objectives as well as near term strategic objectives that will lead to the future success of the Company’s business.

Long-Term Incentives
Variable equity-based compensation, to date consisting of a combination of stock options and restricted stock. Additional equity awards may be made during the fiscal year to new hires, and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s financial condition.

Create a direct alignment with stockholder objectives, provide a focus on long-term value creation and potentially multi-year financial objectives, retain critical talent over extended timeframes, and enable key employees to share in value creation.

ESOP Allocation	Annual variable allocation of stock based on hours of service to the Company, subject to vesting after five years of service to the Company.	Enhance ownership interest and alignment with stockholders.

Welfare Benefits
General welfare benefits including medical, dental, life, disability and accident insurance, 401(k) plan and pension plan (in the case of certain executive officers), as well as customary vacation, leave of absence and other similar policies.
Provide competitive welfare benefits generally consistent with those provided to all employees.

Perquisites
Fixed benefits consistent with practices among companies in our industry consisting of executive life insurance, automobile allowance, relocation assistance, and other similar personal benefits. May be subject to adjustment in the event of a promotion or job change.
Provide limited perquisites to facilitate the operation of the Company’s business and assist the Company in recruiting and retaining key executives.
Assuming stockholder approval of the amendment to the Omnibus Plan to increase the number of shares available for issuance thereunder at the Annual Meeting, the Compensation Committee intends to maintain the equity based elements in the Company’s executive compensation program in fiscal 2013. If stockholders fail to approve the amendment to the Omnibus Plan resulting in insufficient shares available for issuance thereunder to make awards to the Company’s executive officers, the Compensation Committee intends to make appropriate adjustments to other elements of the Company’s executive compensation program, including, without limitation, base salary and incentive cash bonus, such that overall total direct compensation levels are sufficient to attract, motivate and retain talented executives.

#PageNum#

Oversight of the Executive Compensation Program
Compensation Committee
Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Chief Executive Officer and each of our other executive officers, subject to Board review prior to approval in the case of equity compensation awards. In exercising this authority, the Compensation Committee evaluates the performance of the Chief Executive Officer within the context of the overall performance of the Company. The information considered includes a summary of the Company’s performance compared to annual measures, a listing of accomplishments in addition to the areas covered by these measures, and a listing and analysis of challenges or issues encountered during the year. The Compensation Committee also reviews and discusses the Chief Executive Officer’s assessment of the performance of our other executive officers. The Compensation Committee is comprised solely of independent directors and reports to the Board of Directors.
Compensation Committee Consultants
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee did not retain any such consultants in fiscal 2012, with the exception of engaging Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to provide advice regarding CEO compensation, market data and opinions on the appropriateness and competitiveness of our CEO compensation program relative to market practice in connection with the hiring of Michael H. Keown as President and Chief Executive Officer. Mercer’s fees for executive compensation consulting to the Compensation Committee in fiscal 2012 were $25,000.

During fiscal 2012, management retained certain MMC affiliates to provide other services unrelated to executive compensation. The aggregate fees paid for these other services were approximately $210,000, which generally consisted of professional consulting and brokerage services relating to employee benefits.

While neither the Compensation Committee nor the Board has historically approved such other services, because of the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company. These policies and procedures include:

•	The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to the Company;

•
Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Compensation Committee without management intervention;

•	The Compensation Committee evaluates the quality and objectivity of the services provided by the consultant and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the consultant may interact with management.
While it is necessary for the consultant to interact with management to gather information, the consultant follows certain protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.
Prior to retaining Mercer in fiscal 2012 to advise on CEO compensation, the Compensation Committee retained Mercer in fiscal 2010 to advise on the Company’s executive compensation programs. Executive compensation consulting services provided by Mercer to the Compensation Committee during fiscal 2010 included analysis and advice related to the following:

•	Executive compensation trends;

•	Peer companies for competitive pay comparisons;

•	Compensation levels and mix for the Company’s executives;

•	Design of short- and long-term incentives; and

#PageNum#

•	Incentive Plan financial goals.
 Management’s Role in Establishing Compensation
There are no material differences in how the compensation policies or decisions are determined with respect to the Named Executive Officers, except that the compensation of the Named Executive Officers other than the Chief Executive Officer is determined by the Compensation Committee taking into account the input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting to him. In the case of the Chief Executive Officer, the Chief Executive Officer may make a recommendation to the Compensation Committee with respect to his compensation, and the Compensation Committee may also solicit input from other disinterested Board members; however the Compensation Committee has sole authority for the final compensation determination. No executive officer has any role in approving his or her own compensation, and the Chief Executive Officer is not present during the portion of the meeting at which the Compensation Committee considers his compensation. The Chief Executive Officer routinely attends the meetings of the Compensation Committee. Other members of the Company’s management may attend Compensation Committee meetings for the purpose of making presentations at the invitation of the Compensation Committee.

Peer Group Market Information
The Compensation Committee compares the pay levels and programs for the Company’s executive officers to compensation information from a relevant peer group as well as information from published survey sources. The Compensation Committee uses this comparative data as a reference point in its review and determination of executive compensation. The Compensation Committee’s approach also considers competitive compensation practices and other relevant factors in setting pay rather than establishing compensation at specific benchmark percentiles.
Compensation decisions for fiscal 2012 were based in part on Mercer’s study conducted in fiscal 2010, with the exception of CEO compensation for Mr. Keown which was based in part of Mercer’s CEO compensation study in fiscal 2012. The Mercer 2010 study was based on published survey data for similarly sized companies as well as the following fourteen-company peer group, which was developed based on industry, annual revenue and business characteristics that were similar to those of the Company at the time of the study:

• B&G Foods, Inc.	• Imperial Sugar Company
• Calavo Growers, Inc.	• J & J Snack Foods Corp.
• Cal-Maine Foods, Inc.	• Lance, Inc.
• Caribou Coffee Company, Inc.	• Overhill Farms, Inc.
• Diamond Foods, Inc.	• Peet’s Coffee & Tea, Inc.
• Green Mountain Coffee Roasters, Inc.	• Reddy Ice Holdings, Inc.
• Hansen Natural Corporation	• John B. Sanfilippo & Son, Inc.
The Mercer 2012 CEO study was based on published survey data for similar sized companies as well as the following twelve-company peer group, which was developed based on industry, annual revenue and business characteristics that were similar to those of the Company at the time of the study:

• B&G Foods, Inc.	• J & J Snack Foods Corp.
• Calavo Growers, Inc.	• Overhill Farms, Inc.
• Cal-Maine Foods, Inc.	• Peet’s Coffee & Tea, Inc.
• Caribou Coffee Company, Inc.	• Reddy Ice Holdings, Inc.
• Diamond Foods, Inc.	• John B. Sanfilippo & Son, Inc.
• Imperial Sugar Company	• Smart Balance, Inc.
The Compensation Committee believes the 2012 peer group is appropriate because it represents a meaningful sample of comparable companies in terms of industry, annual revenue and business characteristics.

#PageNum#

Base Salary
Initial Base Salary
Consistent with the compensation philosophy and objectives described above, and based in part on the benchmarking comparisons provided by Mercer in their fiscal 2010 study and fiscal 2012 CEO study, the Compensation Committee set fiscal 2012 base salaries for the Named Executive Officers as follows:

Name	Fiscal 2012 Annual Base Salary(1)	Fiscal 2011 Annual Base Salary(1)	Fiscal 2012 Annual Base Salary Percent Change
Michael H. Keown (2)	$475,000	$—	—%
Jeffrey A. Wahba (3)	$350,000	$350,000	—%
Patrick G. Criteser (3)	$350,000	$350,000	—%
Mark A. Harding (4)	$250,000	$275,000	(9.1)%
Thomas W. Mortensen (5)	$250,000	$191,942	33.5%
Hortensia R. Gómez	$184,500	$184,500	—%
Larry B. Garrett (6)	$270,000	$270,000	—%
___________

(1)
Base salary as of the end of the applicable fiscal year without giving effect to base salary adjustments in fiscal 2011 and 2012 for Messrs. Wahba, Criteser and Harding as described in footnotes (3) and (4) below.

(2)	Mr. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Actual fiscal 2012 base salary for Mr. Keown was prorated based on the commencement date of his employment.

(3)
Pursuant to the terms of their respective employment agreements with the Company, effective April 19, 2011, Messrs. Wahba and Criteser each received a base salary of $350,000 per annum; however, for a period of six months starting April 19, 2011, they each received a base salary of $315,000 per annum. On October 19, 2011, the annual base salary for each of them reverted to $350,000.

(4)
Pursuant to the terms of a letter agreement with the Company, effective April 19, 2011, Mr. Harding received a base salary of $275,000 per annum; however for a period of six months starting April 19, 2011, Mr. Harding received a base salary of $247,500. On October 19, 2011, Mr. Harding’s annual base salary reverted to $275,000, and on March 23, 2012, Mr. Harding’s annual base salary reverted to $250,000 in connection with the commencement of Mr. Keown’s employment.

(5)
On March 28, 2012, the Board of Directors appointed Mr. Mortensen as Senior Vice President of Route Sales, responsible for the Company’s national route sales organization. Prior to his promotion, he served as the Company’s Vice President, Sales (West). The increase in fiscal 2012 base salary reflects the increase in his job responsibilities from fiscal 2011. Actual fiscal 2012 base salary was prorated based on the date of Mr. Mortensen’s promotion.

(6)	Actual fiscal 2012 base salary for Mr. Garrett was prorated through his separation date.

#PageNum#

Incentive Cash Bonus
Under the Incentive Plan, at the beginning of each fiscal year, the Compensation Committee, as administrator, determines who will participate in the Incentive Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing fiscal year. The Compensation Committee also determines the weighting to be assigned to the Company’s financial performance criteria and the individual goals as a whole, which may differ among the executive officers. A threshold level for the Company’s financial performance may also be established which, if not met, may preclude the award of bonuses. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to setting individual and corporate goals and objectives for each executive officer, including the Chief Executive Officer. In light of these recommendations, the Compensation Committee determines the individual and corporate goals and objectives for the fiscal year and informs the executive officer.
After the end of the fiscal year and promptly upon availability of the Company’s audited financial statements, the Compensation Committee will determine the Company’s level of achievement of its financial performance criteria. At such time, the Compensation Committee will also determine for each executive officer the percentage of achievement of assigned individual goals. The level of achievement will be multiplied by the assigned weighting to determine the weighted achievement percentage for each of the executive officer’s assigned individual goals. The weighted achievement percentages for the Company’s financial performance criteria and each individual assigned goal will be added up, and multiplied by the executive officer’s target bonus percentage. The resulting percentage will be multiplied by the executive officer’s base salary. The result will be the amount of the executive officer’s preliminary bonus award. The preliminary bonus award is subject to adjustment, upward or downward, by the Compensation Committee in its discretion. The Compensation Committee also has the discretion to alter the financial performance criteria and individual goals during the year and to decline to award any bonus should the Compensation Committee determine such actions to be warranted by a change in circumstances. Accordingly, no bonus is earned unless and until an award is actually made by the Compensation Committee after year-end.
It is the Compensation Committee’s intent to achieve median target cash compensation (comprised of base salary and target annual cash incentive award) positioning over time, however the Compensation Committee may take other factors into consideration in establishing pay levels, including the amount of the increase in target cash compensation over the prior year, the performance of the executive, the performance of the Company, and the pay levels among the senior executive team. The Compensation Committee believes that the target levels of corporate and individual performance in any given year should not be easily achievable, and typically would not be achieved all of the time.
At the beginning of fiscal 2012, the Compensation Committee established target awards under the Incentive Plan based on a percentage of base salary for each Named Executive Officer, with the exception of Mr. Keown, whose target award was established pursuant to the terms of his employment agreement at the time he was hired, and Mr. Mortensen, whose target award was established pursuant to the terms of his employment agreement at the time he was promoted to Senior Vice President of Route Sales as described in the footnotes to the table below. Individual target awards as a percentage of base salary were determined by the Compensation Committee based in part on the Mercer 2010 study and 2012 CEO study (in the case of Mr. Keown only), as well as expected total compensation, job responsibilities, expected job performance, and, in the case of certain executive officers, the terms of their employment agreements with the Company. Each executive officer’s target bonus was also weighted between corporate and individual performance as set forth in the table below.

#PageNum#

Fiscal 2012 bonus information for the Named Executive Officers is as follows:

Name	Fiscal 2012 Target Award (1)	Fiscal 2012 Target Award as Percentage of Fiscal 2012 Base Salary	Pro Rata Fiscal 2012 Target Award (2)	Corporate PerformanceGoals (Weight)	Individual PerformanceGoals (Weight) (3)	Fiscal 2012 Actual Bonus Award
Michael H. Keown	$475,000	100%	$129,781	80%	20%	$132,247
Jeffrey A. Wahba	$192,500	55%	$—	80%	20%	$187,880
Patrick G. Criteser(4)	$192,500	50%	$—	80%	20%	$—
Mark A. Harding	$129,952	50%	$—	80%	20%	$126,621
Thomas W. Mortensen	$103,228	50%	$74,437	80%	20%	$73,424
Hortensia R. Gómez	$55,350	30%	$—	80%	20%	$55,725
Larry B. Garrett(5)	$135,000	50%	$—	80%	20%	$—

____________

(1)	Fiscal 2012 target award for Messrs. Harding and Mortensen based on average monthly base salary for fiscal 2012.

(2)
Mr. Keown’s target award under the Incentive Plan is equal to one hundred percent (100%) of his base annual salary, prorated at 27.3% for fiscal 2012 based on the commencement date of his employment. Mr. Mortensen’s fiscal 2012 target award under the Incentive Plan is equal to fifty percent (50%) of his base annual salary, prorated at 12.5% for fiscal 2012 based on the date of his promotion to Senior Vice President of Route Sales. Mr. Mortensen’s pro rata fiscal 2012 target award also includes a prorated target award under a non-executive officer bonus plan in which he participated prior to his promotion.

(3)
Based on the commencement date of his employment, the Compensation Committee did not assign individual goals to Mr. Keown, however based on the terms of his employment agreement, in calculating Mr. Keown’s fiscal 2012 bonus award the Compensation Committee assigned a level of achievement of 100% to individual goals.

(4)
Although Mr. Criteser did not receive a fiscal 2012 bonus award, he received an amount equal to his fiscal 2012 target award prorated through his separation date ($191,973) as part of his severance pursuant to the terms of his employment agreement with the Company.

(5)
Although Mr. Garrett did not receive a fiscal 2012 bonus award, he received an amount equal to his fiscal 2012 target award ($135,000) as part of his severance pursuant to the terms of his resignation agreement with the Company.

 In making final awards for fiscal 2012, the Compensation Committee first considered the Company's financial performance for fiscal 2012 based on the level of achievement of operating cash flow as determined from the Company’s audited financial statements. For this purpose, “operating cash flow” was defined as income from operations, after executive bonus accruals, excluding non-recurring items such as income from the sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense. After finding that threshold operating cash flow of $16.0 million had been achieved in fiscal 2012, the Compensation Committee determined the percentage of achievement of operating cash flow to be 101.9%. Next, the Compensation Committee determined the achievement by each Named Executive Officer eligible to receive a bonus of his or her individually assigned goals. The Compensation Committee then multiplied the financial bonus percentage and the individual bonus percentage by the target awards, and approved the bonuses set forth in the table above. Total incentive compensation awards paid to the Company’s Named Executive Officers for fiscal 2012 were $575,897 (excluding amounts paid in severance to Messrs. Criteser and Garrett based in part on their target bonus awards as described in the footnotes to the table above), as compared to $0 in fiscal 2011 due to the failure of the Company to meet threshold operating cash flow levels in fiscal 2011. The corporate and individual target levels for fiscal 2012 are considered confidential, the disclosure of which could cause competitive harm to us. The Compensation Committee believes that the target levels of corporate and individual performance in any given year should not be easily achievable, and typically would not be achieved all of the time.

#PageNum#

Long-Term Incentives
The Omnibus Plan provides for the grant or issuance of long-term incentive awards including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. The total number of shares available for issuance under the Omnibus Plan is 1,000,000, subject to amendment of the Omnibus Plan set forth in Proposal No. 4 below, to increase the number of shares authorized for issuance thereunder, and no individual may be granted awards representing more than 250,000 shares in any calendar year, in each case, subject to adjustment as provided in the Omnibus Plan.
The Omnibus Plan is administered by the Compensation Committee. Subject to the terms and conditions of the Omnibus Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Omnibus Plan. The Compensation Committee has the authority to make equity-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention or promotion, and in connection with commencement of employment. Equity compensation is generally determined on the date of the regularly scheduled meeting of the Board of Directors in December of each year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s financial condition. Grants to executive officers are subject to Board review prior to approval. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Omnibus Plan. The full Board administers the Omnibus Plan with respect to awards to non-employee directors.
Awards under the Omnibus Plan may be granted to individuals who are then Company officers or employees or are officers or employees of any of the Company’s subsidiaries. Such awards, other than performance-based awards, may also be granted to the Company’s directors and consultants. Only employees may be granted incentive stock options.
The Company generally expects to make annual long-term incentive awards under the Omnibus Plan to our executive officers, subject to approval of the amendment to the Omnibus Plan to increase the number of shares available for issuance thereunder at the Annual Meeting. Since adoption of the Omnibus Plan, grants to executive officers have consisted of stock options and restricted stock, with the number of shares underlying the stock options and shares of restricted stock determined based on the closing price of the Common Stock on the date of grant. Stock options are rights to purchase Common Stock at a pre-determined price (the closing price of the Common Stock on the date of grant), after the stock options have vested. Stock options are designed to create incentives for executives by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Common Stock. The stock options have a seven-year term and generally vest ratably over three years. The Compensation Committee believes a seven-year option term provides a reasonable time frame within which the executive’s contributions to corporate performance can align with stock appreciation. In addition, as compared with a ten-year option term typical at other companies, a seven-year option term allows the Company to more effectively manage the number of unexercised options that are outstanding. Restricted stock are shares that are subject to certain forfeiture restrictions. Restricted stock is designed as a retention device and to directly align the interests of the recipient and the Company’s stockholders. The restricted stock is expected generally to vest at the end of three years.
In making long-term incentive awards, since adoption of the Omnibus Plan the general intent has been to have a majority of the award be performance based and a minority of the award be retention based. In the case of awards made to our executive officers in December 2011, 65% of the value of each award consisted of stock options and 35% of the value of each award consisted of restricted stock.
While the Compensation Committee considers options to be an appropriate performance based vehicle given that the stock options have no value unless the stock increases above the price on the date of grant, the Compensation Committee intends to evaluate the use of other performance based vehicles, such as performance shares, in connection with future equity awards beginning in fiscal 2014.

#PageNum#

On December 8, 2011, the Compensation Committee made the following annual grants of non-qualified stock options and restricted stock to our Named Executive Officers under the Omnibus Plan:

Name	Fiscal 2012 Annual Stock Option Grant (# of Shares of Common Stock Issuable Upon Exercise)	Fiscal 2012 Annual Restricted Stock Grant (# of Shares)
Michael H. Keown (1)	—	—
Jeffrey A. Wahba (2)	—	—
Patrick G. Criteser (2)	—	—
Mark A. Harding	12,138	6,900
Thomas W. Mortensen	3,035	1,070
Hortensia R. Gómez	3,468	2,300
Larry B. Garrett (3)	12,138	6,900

____________

(1)	Mr. Keown joined the Company as President and Chief Executive Officer on March 23, 2012.

(2)
Pursuant to the terms of their employment agreements with the Company, Messrs. Wahba and Criteser received certain equity awards in fiscal 2011 in lieu of any additional equity awards in calendar 2011.

(3)	Unvested and forfeited upon Mr. Garrett’s separation from the Company on June 15, 2012.
The stock options shown in the table above have an exercise price per share of $7.32, which was the closing price of the Common Stock as reported on NASDAQ on the date of grant. The stock options have a seven-year term expiring on December 8, 2018 and vest in one-third increments on each anniversary of the date of grant. The shares of restricted stock vest on December 8, 2014.

#PageNum#

On February 13, 2012, pursuant to employment agreements between the Company and each of Messrs. Wahba and Criteser, and a letter agreement between the Company and Mr. Harding, the Compensation Committee made the following grants of non-qualified stock options and restricted stock under the Omnibus Plan (collectively, the “February 2012 Grants”):

Name	Stock Option Grant (# of Shares of Common Stock Issuable Upon Exercise)	Restricted Stock Grant (# of Shares)
Jeffrey A. Wahba (1)	65,000	20,000
Patrick G. Criteser (2)	85,000	—
Mark A. Harding (3)	20,000	—

___________

(1)
Restricted stock and stock options vest on the first anniversary of the grant date, subject to certain acceleration provisions set forth in the employment agreements between Mr. Wahba and the Company and the applicable award agreement.

(2)
Of the 85,000 shares, 50,000 unvested shares were cancelled upon Mr. Criteser’s separation from the Company on June 29, 2012, and 35,000 shares the vesting of which was accelerated to June 29, 2012 pursuant to the terms of Mr. Criteser’s employment agreement, were not exercised within the terms of the award and cancelled.

(3)
Stock options vest on the first anniversary of the grant date, subject to certain acceleration provisions set forth in a letter agreement between the Company and Mr. Harding and the applicable award agreement.

The stock options shown in the table above have an exercise price per share of $10.82, which was the closing price of the Common Stock as reported on NASDAQ on the date of grant. The stock options have a seven-year term expiring on February 13, 2019. The restricted stock and stock options vest as indicated in the footnotes to the table above. These equity awards were granted to Messrs. Wahba, Criteser and Harding to retain the services of and motivate these officers during the CEO transition period
On May 11, 2012, pursuant to employment agreements between the Company and each of Messrs. Keown and Mortensen, the Compensation Committee made the following grants of non-qualified stock options and restricted stock under the Omnibus Plan (collectively, the “May 2012 Grants”):

Name	Stock Option Grant (# of Shares of Common Stock Issuable Upon Exercise)	Restricted Stock Grant (# of Shares)
Michael H. Keown(1)	70,000	33,314
Thomas W. Mortensen(2)	20,000	10,000

____________

(1)
14,584 shares of restricted stock vest on May 11, 2013; 10,560 shares of restricted stock vest on May 11, 2014; 8,170 shares of restricted stock vest on May 11, 2015; and all of the stock options vest ratably over three years on the anniversary of the grant date, in each case, subject to certain acceleration provisions set forth in the employment agreement between Mr. Keown and the Company and the applicable award agreement.

(2)
Restricted stock vests on May 11, 2015 and stock options vest ratably over three years on the anniversary of the grant date, subject to certain acceleration provisions set forth in the applicable award agreement.

The stock options shown in the table above have an exercise price per share of $6.96, which was the closing price of the Common Stock as reported on NASDAQ on the date of grant. The stock options have a seven-year term expiring on May 11, 2019. The restricted stock and stock options vest as indicated in the footnotes to the table above. The equity awards shown in the table above granted to Mr. Keown were an inducement to his joining the Company. The equity awards shown in the table above granted to Mr. Mortensen were granted in connection with his promotion to Senior Vice President of Route Sales.
None of the stock options previously granted by the Company have been exercised, and 239,581 of the 543,769 stock options outstanding as of October 17, 2012 are “in the money.”
ESOP Allocation
The Company’s ESOP was established in 2000. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of

#PageNum#

service to the Company within twelve consecutive months. A participant’s interest in the ESOP becomes one hundred percent vested after five years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of Common Stock. No participant contributions are allowed to be made to the ESOP.
Company contributions to the ESOP may be in the form of Common Stock or cash. Alternatively, the ESOP can borrow money from the Company or an outside lender and use the proceeds to purchase Common Stock. Shares acquired with loan proceeds are held in a suspense account and are released from the suspense account as the loan is repaid. The loan is repaid from the Company’s annual contribution to the ESOP. The shares of Common Stock that are released are then allocated to participants’ accounts in the same manner as if they had been contributed to the ESOP by the Company. The allocation of ESOP assets is determined by a formula based on participant compensation during the calendar year. The ESOP is intended to satisfy applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and the Employee Retirement and Income Security Act of 1974. Pursuant to a Schedule 13G/A filed with the SEC on February 13, 2012, as of December 31, 2011, the ESOP owned of record 2,675,341 shares of Common Stock, including 1,763,742 allocated shares and 911,599 shares as yet unallocated to plan participants. An unaffiliated bank is trustee of the ESOP. The present members of the ESOP Administrative Committee are Jeffrey A. Wahba, Hortensia R. Gómez and Patrick Quiggle.
Our executive officers participate in the ESOP in the same manner as all other participants. In calendar 2012, the Company’s Named Executive Officers received the following ESOP allocations based on compensation earned during calendar 2011:

Name	2012 ESOP Allocation(# of Shares)
Michael H. Keown(1)	—
Jeffrey A. Wahba	545
Patrick G. Criteser	545
Mark A. Harding	434
Thomas W. Mortensen	425
Hortensia R. Gómez	545
Larry B. Garrett(2)	545

____________

(1)	Mr. Keown joined the Company as President and Chief Executive Officer on March 23, 2012, and therefore did not receive an ESOP allocation in calendar 2012.

(2)	Unvested and forfeited upon Mr. Garrett’s separation from the Company on June 15, 2012.
Welfare Benefits
The welfare benefits received by employee executive officers are the same as received by other employees, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including our executive officers, which allows them to buy an additional amount of disability coverage at their own expense. Employee executive officers are eligible on the same basis as other employees for participation in a pension plan (in the case of certain executive officers), a 401(k) plan and the ESOP. The value of the employee executive officer’s 401(k) plan balances depends solely on the performance of investment alternatives selected by the employee executive officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no “above-market” or guaranteed rates of return. In fiscal 2011, we significantly modified our retirement-benefit program. Specifically, we amended our defined benefit pension plan, the Farmer Bros. Salaried Employees Pension Plan, freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the plan, and new hires are not eligible to participate in the plan. However, account balances continue to be credited with interest until paid out. The freeze of the defined benefit pension plan coincided with an enhanced defined contribution 401(k) plan with a discretionary Company match of the employees’ annual contributions. Upon retirement, employee executive officers receive benefits, such as a pension (if eligible) and retiree medical insurance benefits, under the same terms as other retirees.
Perquisites
Perquisites are limited at the Company; however we believe that offering our executive officers certain perquisites facilitates the operation of our business, allows our executive officers to better focus their time, attention and capabilities on

#PageNum#

our business, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our executive officers are generally consistent with practices among companies in our relevant industry.
The perquisites available to employee executive officers include an automobile allowance. In addition, certain executive officers who were employed prior to the freeze of the plan are entitled to benefits under an executive life insurance plan. Additionally, during fiscal 2012, pursuant to their employment agreements with the Company, the Board of Directors approved relocation payments to Mr. Keown and Mr. Garrett of $27,705 (including a related tax gross-up of $10,205) and $2,576, respectively, and a total temporary housing allowance to Mr. Garrett of $3,803, as shown in the Summary Compensation Table below under the heading “All Other Compensation.”
It is the Company’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and reasonable.
Change in Control and Termination Arrangements
Change in Control Severance Agreements; Employment Agreements
The Company has entered into agreements with each of its current Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment other than for cause, disability or death, or (ii) resignation for good reason. The payments and benefit levels under these agreements do not influence and were not influenced by other elements of compensation. These agreements were adopted, and are continued, to help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity for stockholders’ interests; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control or in connection with a threatened change in control; and (iv) attract and retain key talent during uncertain times. The agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a termination of employment, either by us (other than for “Cause,” “Disability” or death), or by the participant for “Good Reason” (as each is defined in the agreement). This is sometimes referred to as a “double-trigger” because the intent of the agreement is to provide appropriate severance benefits in the event of a termination following a change in control, rather than to provide a change in control bonus. A more detailed description of the severance benefits to which our current Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”
The change in control agreements with Messrs. Criteser and Garrett automatically expired in connection with their separation from the Company. In connection with his employment by the Company, the Company and Mr. Keown entered into a change in control agreement effective March 23, 2012. In connection with his promotion to Senior Vice President of Route Sales, the Company entered into a change in control agreement with Mr. Mortensen on April 4, 2012.

Pursuant to the terms of their employment agreements, Messrs. Keown, Wahba and Mortensen are entitled to receive certain benefits upon their termination without cause or resignation for good reason. The Company believes such benefits were necessary to attract and retain these executive officers with demonstrated leadership abilities and to secure the services of these executive officers at agreed upon terms. A more detailed description of the benefits to which these officers are entitled in connection with their termination, and a description of the severance benefits paid to Messrs. Criteser and Garrett in connection with their separation from the Company in fiscal 2012, is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”
Equity Awards
Under the terms of the stock option and restricted stock awards, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. The plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with an impending Change in Control (as defined in the Omnibus Plan). Additionally, under the Omnibus Plan, unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the

#PageNum#

Company, or a Successor Entity (as defined in the Omnibus Plan), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control.
The February 2012 Grants to Messrs. Wahba, Criteser and Harding and the May 2012 Grant to Mr. Keown are also subject to accelerated vesting in the case of death, disability, or termination of employment for other than “Cause” or resignation for “Good Reason,” as such terms are defined in their respective employment agreements or arrangements with the Company. The Compensation Committee believed these accelerated vesting terms were necessary to induce Mr. Keown to join the Company as President and Chief Executive Officer, and to retain the services of and motivate Messrs. Wahba, Criteser and Harding during the CEO transition period.
Compensation Policies and Practices
Stock Ownership Guidelines
The Board has adopted Stock Ownership Guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Under these guidelines, executive officers are expected to own and hold a number of shares of Common Stock based on the following guidelines:

Officer	Value of Shares Owned
Chief Executive Officer	$450,000
Other Executive Officers	$100,000 - $250,000, as determined by the Board in its discretion
Non-employee directors are expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Omnibus Plan.
Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the officer or non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the officer or non-employee director or his or her family. Until the applicable guideline is achieved, each officer and non-employee director is required to retain all “profit shares,” which are those shares remaining after payment of taxes on earned equity awards under the Omnibus Plan, such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Officers and non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.
Insider Trading Policy
Our insider trading policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are generally prohibited from conducting transactions involving the purchase or sale of the Company’s securities from 12:01 a.m. New York City time on the 15th calendar day before the end of each of the Company’s four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time on the second business day following the date of the public release containing the Company’s quarterly (including annual) results of operations.
Policy on Executive Compensation in Restatement Situations
In the event of a material restatement of the financial results of the Company, the Board of Directors, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers on the basis of having met or exceeded performance targets for performance periods that occurred during the restatement period. If such bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board of Directors, or the appropriate committee thereof, will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of the Company all or

#PageNum#

a portion of such bonuses and incentive and equity compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board of Directors, or the appropriate committee thereof.
Equity Award Grants
Our current and historical practice is to grant long-term incentive awards to our executive officers on the date of the regularly scheduled meeting of the Board of Directors in December of each year, with grants to executive officers hired or promoted since that grant date to receive an interim grant reviewed by the Board and approved by the Compensation Committee outside any blackout period under our insider trading policy described above.
Taxes and Accounting Standards
Tax Deductibility Under Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each of the Named Executive Officers, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The Company’s executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. There were no such circumstances in fiscal 2012.
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we intend to design and administer our compensation and benefit plans and programs for all of our employees and other service providers, including the Named Executive Officers, either without any deferred compensation component, so that they are either exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.
Accounting Standards
Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock, under our Omnibus Plan are accounted for under FASB ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

#PageNum#

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth the executive officers of the Company as of the date hereof. All executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. No executive officer has any family relationship with any director or nominee, or any other executive officer.

Name	Age	Title	Executive Officer Since
Michael H. Keown	50	President and Chief Executive Officer	2012
Jeffrey A. Wahba	56	Treasurer and Chief Financial Officer	2010
Mark A. Harding	52	Senior Vice President of Operations	2010
Thomas W. Mortensen	59	Senior Vice President of Route Sales	2012
Hortensia R. Gómez	55	Vice President, Controller and Assistant Treasurer	2009
John M. Anglin	65	Secretary	2003
Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. Mr. Keown received his undergraduate degree in Economics from Northwestern University.
Jeffrey A. Wahba joined the Company in June 2010 as Treasurer and Chief Financial Officer. He served as Interim Co-Chief Executive Officer from April 19, 2011 to March 23, 2012. While serving as the Interim Co-Chief Executive Officer and CFO, Mr. Wahba has had direct oversight responsibility for all financial, accounting, legal, information systems, human resources, compliance and green coffee purchasing functions of the Company, as well as oversight of the Company’s Spice Products division. Prior to joining Farmer Bros., Mr. Wahba was Chief Financial Officer of Nero AG, a consumer software company from 2009 through May 31, 2010. Prior to that, Mr. Wahba was Chief Financial Officer and Secretary of HireRight, Inc., an employment background screening provider, from 2006 to 2008. From 1986 to 2006, Mr. Wahba was Chief Financial Officer of the Henry Group of Companies, a manufacturer of building products and distributor of premium wines. Mr. Wahba’s prior experience includes serving as Chief Financial Officer of Vault Corp., a software security firm, and as Controller of the International Division of Max Factor and Co., a cosmetics manufacturer. Mr. Wahba holds a B.S. in Industrial Engineering and an M.S. in Engineering Management and Industrial Engineering from Stanford University, and an M.B.A. from the University of Southern California.
Mark A. Harding joined the Company in March 2008 as Vice President of Operations, responsible for warehousing, transportation, manufacturing, fleet operations, purchasing and Brewmatic manufacturing. He was promoted to Senior Vice President of Operations in March 2010, responsible for warehousing, transportation, manufacturing, fleet operations, purchasing, the National Equipment Service Organization, and Brewmatic refurbishment centers. Prior to joining the Company, Mr. Harding was Vice President of Operations of Intercontinental Art, Inc., a producer and importer of home decor, from March 2002 to March 2008, where his responsibilities included warehousing, transportation, quality control, domestic manufacturing and China manufacturing. Mr. Harding attended the University of Phoenix, where he received a B.A. in Business Administration.
Thomas W. Mortensen was promoted to Senior Vice President of Route Sales on March 28, 2012. Prior to that, he served as the Company’s Vice President, Sales (West) from 2009 to 2012. In that capacity, Mr. Mortensen oversaw the sales operations of 74 sales branches in 16 states in the western United States. Prior to that, Mr. Mortensen served as the Company’s National Sales Manager for three years. Mr. Mortensen has over 33 years of service with the Company and experience in the route sales industry.
Hortensia R. Gómez joined the Company in 2006 as Controller after serving as Chief Financial Officer at Barco Uniforms Inc., a professional apparel company, from 1992 to 2005. Ms. Gómez has more than 29 years of experience in management, accounting and finance positions. Ms. Gómez graduated from the University of California at Los Angeles.

#PageNum#

John M. Anglin has served as Secretary of Farmer Bros. since 2003. He served as a member of the Company’s Board of Directors from 1985 until 2003. In addition to his role at Farmer Bros., Mr. Anglin is a partner in the Pasadena-based law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”), where his practice is concentrated in the corporate and real estate areas. Prior to this, Mr. Anglin was a partner of Walker Wright Tyler & Ward, LLP, Los Angeles, California from 1978 to 2002 (managing partner from 1994 to 2000). Mr. Anglin received his undergraduate and law degrees from the University of Southern California. AFRCT provided legal services to the Company in fiscal 2012 as discussed below under the heading “Certain Relationships and Related Person Transactions.” We expect to continue to engage AFRCT to perform legal services in fiscal 2013. Mr. Anglin has informed the Board of Directors that he intends to step down as Secretary of the Company following the Annual Meeting.
Summary Compensation Table
The following table sets forth summary information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in the last three fiscal years. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.
SUMMARY COMPENSATION TABLE

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value ($)	All Other Compensation($)	Total ($)
Michael H. Keown (1)	2012	158,891	—	231,865	240,800	132,247	—	29,179	792,982
President and Chief Executive Officer
Jeffrey A. Wahba (2)	2012	344,827	—	216,400	349,050	187,880	—	11,688	1,109,844
Treasurer and CFO	2011	306,693	—	81,135	419,400	—	—	4,196	811,424
Former Interim Co-CEO	2010	47,939	—	50,340	124,080	—	—	—	222,359
Patrick G. Criteser (3)	2012	353,152	—	—	456,450	—	48,690	554,243	1,412,535
Former President and CEO of CBI	2011	266,240	—	154,088	355,167	—	22,596	2,065	800,158
Former Interim Co-CEO
Mark A. Harding (4)	2012	260,567	—	50,508	151,582	126,621	23,699	8,116	621,093
Senior VP of Operations	2011	249,632	—	54,090	201,567	—	20,096	5,776	531,161
Thomas W. Mortensen (5)	2012	210,814	—	77,432	79,847	73,424	164,175	8,616	614,308
Senior VP of Route Sales
Hortensia R. Gómez (6)	2012	189,974	—	16,836	12,624	55,725	33,098	6,775	315,032
Vice President, Controller and Assistant Treasurer	2011	184,535	—	18,030	28,334	—	21,530	6,782	259,211
	2010	180,073	—	9,794	21,294	—	29,263	11,269	251,693
Larry B. Garrett (7)	2012	286,609	—	50,508	44,182	—	—	364,115	745,414
Former General Counsel and Assistant Secretary	2011	145,574	—	54,090	99,167	—	—	12,026	310,858

_________

(1)
Mr. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. The amount reported in column I for fiscal 2012 includes relocation assistance of $17,500, a related tax gross-up of $10,205 and an automobile allowance.

(2)
Mr. Wahba joined the Company as Treasurer and Chief Financial Officer on June 1, 2010. In addition to serving as Treasurer and Chief Financial Officer, Mr. Wahba served as Interim Co-Chief Executive Officer from April 19, 2011 to March 23, 2012. The amounts shown in the table for fiscal 2012 and 2011 reflect Mr. Wahba’s compensation for all services rendered in all capacities to the Company for the full fiscal year. The amount reported in column I for fiscal

#PageNum#

2012 includes an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2012 and has been excluded from the table.

(3)
In addition to serving as President and CEO of CBI, Mr. Criteser served as Interim Co-Chief Executive Officer from April 19, 2011 to March 23, 2012. Prior to his appointment as Interim Co-Chief Executive Officer, Mr. Criteser was not considered an executive officer of the Company. Mr. Criteser separated from the Company on June 29, 2012. The amounts shown in the table for fiscal 2012 and 2011 reflect Mr. Criteser’s compensation for all services rendered in all capacities to the Company and its subsidiaries for the full fiscal year. The amount reported in column I for fiscal 2012 includes: (a) amounts paid in connection with Mr. Criteser’s separation from the Company pursuant to the terms of the Amended and Restated Employment Agreement, effective as of February 13, 2012 (the “Criteser Amended and Restated Employment Agreement’), between Mr. Criteser and the Company, consisting of severance payments to be made in fiscal 2013 ($350,000), and an amount equal to his fiscal 2012 target award under the Incentive Plan prorated through his separation date ($191,973); (b) accumulated paid days off; (c) an ESOP allocation. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2012 and has been excluded from the table.

(4)
On August 26, 2010, the Board of Directors designated Mr. Harding as an executive officer of the Company. The amount reported in column I for fiscal 2012 includes an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2012 and has been excluded from the table.

(5)
Mr. Mortensen was promoted to Senior Vice President of Route Sales on March 28, 2012. Prior to his promotion, Mr. Mortensen was Vice President, Sales (West) and was not considered an executive officer of the Company. The amounts shown in the table for fiscal 2012 reflect Mr. Mortensen’s compensation in all capacities for the full fiscal year. The amount reported in column I for fiscal 2012 includes life insurance premiums, an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2012 and has been excluded from the table.

(6)
The amount reported in column I for fiscal 2012 includes life insurance premiums, an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2012 and has been excluded from the table.

(7)
Mr. Garrett joined the Company as General Counsel and Assistant Secretary on December 10, 2010 and separated from the Company on June 15, 2012. The amount reported in column I for fiscal 2012 includes: (a) amounts paid in connection with Mr. Garrett’s separation from the Company pursuant to the terms of the Resignation Agreement, dated July 20, 2012 (the “Garrett Resignation Agreement”), between Mr. Garrett and the Company, consisting of severance payments to be made in fiscal 2013 ($270,000), reimbursement of applicable documentary transfer taxes and real estate broker’s commissions on the sale of his residence ($50,434), and legal fee reimbursement; (b) accumulated paid days off ($15,629); (c) an ESOP allocation; (d) the Company’s matching contribution under the 401(k) Plan; (e) an automobile allowance; and (f) relocation assistance.

Salary (Column C)
The amounts reported in column C represent base salaries earned by each of the Named Executive Officers for the fiscal year indicated, prorated based on applicable start or separation dates during the fiscal year. The amounts shown include amounts contributed to the Company’s 401(k) plan.
Bonus (Column D)
All non-equity incentive plan compensation for services performed during the fiscal year by the Named Executive Officers under the Incentive Plan is shown in column G.
Stock Awards (Column E)
The amounts reported in column E represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our Annual Report on Form 10-K filed with the SEC on September 10, 2012, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions.
Option Awards (Column F)
The amounts reported in column F represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to

#PageNum#

our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our Annual Report on Form 10-K filed with the SEC on September 10, 2012, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions.
Non-Equity Incentive Plan Compensation (Column G)
The amounts reported in column G represent the aggregate dollar value for each of the Named Executive Officers of the annual performance bonus under the Incentive Plan for the fiscal years indicated. The actual bonus amounts earned by the Named Executive Officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these bonus amounts are paid in the subsequent fiscal year.
Change in Pension Value (Column H)
The amounts representing the change in pension value reported in column H were generated by the combination of increases in the accrued pension benefit and change in conversion of that benefit to a present value. Accrued pension benefits for each of the Named Executive Officers eligible to participate in the pension plan were calculated based on the final average pay times years of service as of the end of the fiscal year. Accrued benefits as of the end of each fiscal year increased over accrued benefits as of the end of the prior fiscal year because an additional year of service was included and because the averages of the most recent five years of pay were greater than the averages as of one year earlier. The conversion to a present value produced a further increase because normal retirement age, the assumed commencement of benefits, was one year closer. The present value conversion can also cause an increase or decrease in value due to changes in actuarial assumptions. The discount rate used to calculate present values decreased from 5.60% as of the end of fiscal 2011 to 4.55% as of the end of fiscal 2012, producing an increase in the present value. In fiscal 2011, we significantly modified our retirement-benefit program. Specifically, we amended our defined benefit pension plan freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the plan, and new hires are not eligible to participate in the plan. However, account balances continue to be credited with interest until paid out. Due to the pension freeze, Messrs. Keown, Wahba and Garrett were not eligible to participate in the pension plan.
All Other Compensation (Column I)
The amounts reported in column I represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits (to the extent not excluded therefrom pursuant to applicable SEC rules); life insurance premiums paid by the Company under the Company’s executive life insurance plan; allocations under the ESOP; dividends on restricted stock (in fiscal 2011 and 2010 only); payment for accumulated paid days off; the Company’s matching contribution under the 401(k) Plan and certain other compensation described in the footnotes to the Summary Compensation Table above.
Total Compensation (Column J)
The amounts reported in column J are the sum of columns C through I for each of the Named Executive Officers. All compensation amounts reported in column J include amounts paid and amounts deferred.

Grants of Plan-Based Awards
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers in fiscal 2012.
GRANTS OF PLAN-BASED AWARDS

#PageNum#

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
Name	Plan	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Michael H. Keown
Annual Cash Incentive Bonus	Incentive Plan	—	—	129,781	129,781(7)	—	—	—	—	—
Time Based	Omnibus Plan	05/11/12	02/08/12	—	—	—	25,144	—	—	6.96
	Omnibus Plan	05/11/12	02/08/12	—	—	—	8,170	—	—	6.96
	Omnibus Plan	05/11/12	02/08/12	—	—	—	—	70,000	6.96	3.44
Jeffrey A. Wahba
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	192,500(8)	—	—	—	—	—
Time Based	Omnibus Plan	02/13/12	02/08/12	—	—	—	20,000	—	—	10.82
	Omnibus Plan	02/13/12	02/08/12	—	—	—	—	50,000	10.82	5.37
	Omnibus Plan	02/13/12	02/09/12	—	—	—	—	15,000	10.82	5.37
Patrick G. Criteser
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	192,500(8)	—	—	—	—	—
Time Based	Omnibus Plan	02/13/12	02/08/12	—	—	—	—	70,000	10.82	5.37
	Omnibus Plan	02/13/12	02/09/12	—	—	—	—	15,000	10.82	5.37
Mark A. Harding
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	129,952(8)	—	—	—	—	—
Time Based	Omnibus Plan	12/08/11	12/08/11	—	—	—	6,900	—	—	7.32
	Omnibus Plan	12/08/11	12/08/11	—	—	—	—	12,138	7.32	3.64
	Omnibus Plan	02/13/12	02/09/12	—	—	—	—	20,000	10.82	5.37
Thomas W. Mortensen
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	103,228(9)	—	—	—	—	—
Time Based	Omnibus Plan	12/08/11	12/08/11	—	—	—	1,070	—	—	7.32
	Omnibus Plan	12/08/11	12/08/11	—	—	—	—	3,035	7.32	3.64
	Omnibus Plan	05/11/12	04/04/12	—	—	—	10,000	—	—	6.96
	Omnibus Plan	05/11/12	04/04/12	—	—	—	—	20,000	6.96	3.44
Hortensia R. Gómez
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	55,350	—	—	—	—	—
Time Based	Omnibus Plan	12/08/11	12/08/11	—	—	—	2,300	—	—	7.32
	Omnibus Plan	12/08/11	12/08/11	—	—	—	—	3,468	7.32	3.64

#PageNum#

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
Name	Plan	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Larry B. Garrett
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	135,000	—	—	—	—	—
Time Based	Omnibus Plan	12/08/11	12/08/11	—	—	—	6,900	—	—	7.32
	Omnibus Plan	12/08/11	12/08/11	—	—	—	—	12,138	7.32	3.64

____________

(1)	Reflects the date on which the grants were approved by the Compensation Committee.

(2)
Represents annual cash incentive opportunities based on fiscal 2012 performance under the Incentive Plan. There are no thresholds or maximums under the Incentive Plan, except in the case of Mr. Keown who is entitled to certain guaranteed bonus payments in fiscal 2012 and 2013 pursuant to the terms of his employment agreement. The targets are set each fiscal year by the Compensation Committee. The bonus amounts are based on the Company’s financial performance and satisfaction of individual participant goals. The Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the Incentive Plan’s formula. The maximum amount that can be awarded under the Incentive Plan is within the discretion of the Compensation Committee.

(3)
Restricted stock granted under the Omnibus Plan for the Named Executive Officers cliff vests on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of (i) the restricted stock granted to Mr. Wahba on February 13, 2012, which vests on the first anniversary of the grant date, subject to certain acceleration provisions set forth in the employment agreements between Mr. Wahba and the Company and the applicable award agreement; and (ii) the restricted stock granted to Mr. Keown on May 11, 2012 (14,584 shares vest on May 11, 2013, 10,560 shares vest on May 11, 2014 and 8,710 shares vest on May 11, 2015), subject to certain acceleration provisions set forth in the employment agreement between Mr. Keown and the Company and the applicable award agreement. The restricted stock shown in the table granted to Mr. Garrett was unvested and forfeited upon his separation from the Company on June 15, 2012.

(4)
Stock options granted under the Omnibus Plan vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of (i) the stock options granted to Messrs. Wahba, Criteser and Harding on February 13, 2012, which vest on the first anniversary of the grant date, subject to certain acceleration provisions set forth in the applicable employment agreement or arrangement and the applicable award agreement; and (ii) the stock options granted to Mr. Keown on May 11, 2012, which vest ratably over three years on the anniversary of the grant date, subject to certain acceleration provisions set forth in the employment agreement between Mr. Keown and the Company and the applicable award agreement. The stock options shown in the table granted to Mr. Garrett were unvested and cancelled upon his separation from the Company on June 15, 2012. Of the 85,000 shares awarded to Mr. Criteser, 50,000 unvested shares were cancelled upon his separation from the Company on June 29, 2012, and 35,000 shares, the vesting of which was accelerated to June 29, 2012 pursuant to the terms of his employment agreement, were not exercised within the terms of the award and cancelled.

(5)	Exercise price of stock option awards is equal to the closing market price on the date of grant.

(6)
Reflects the grant date fair value of restricted stock and stock option awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our Annual Report on Form 10-K, filed with the SEC on September 10, 2012, except that, as required by applicable SEC rules, we did not reduce the amounts in these columns for any forfeitures relating to service-based (time-based) vesting conditions.

(7)	Fiscal 2012 target award equal to one hundred percent (100%) of Mr. Keown’s base annual salary, prorated at 27.3% based on the commencement date of his employment.

(8)	Fiscal 2012 target award based on average monthly base salary for fiscal 2012.

#PageNum#

(9)
Fiscal 2012 target award based on average monthly base salary for fiscal 2012. Target award equal to fifty percent (50%) of Mr. Mortensen’s base annual salary, prorated at 12.5% for fiscal 2012 based on the date of his promotion to Senior Vice President of Route Sales. Mr. Mortensen’s pro rata fiscal 2012 target award also includes a prorated target award under a non-executive officer bonus plan in which he participated prior to his promotion.

#PageNum#

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards at June 30, 2012 granted to each of our Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options(#)Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael H. Keown	—	70,000	—	6.96	05/11/19	33,314	265,179	—	—

Jeffrey A. Wahba	14,667	7,333	—	16.78	06/01/17	3,000	23,880	—	—
	6,666	13,334	—	18.03	12/09/17	4,500	35,820	—	—
	50,000	—	—	9.63	05/19/18	—	—	—	—
	—	15,000	—	10.82	02/13/19	—	—	—	—
	—	50,000	—	10.82	02/13/19	20,000	159,200	—	—

Patrick G. Criteser(4)	7,500	—	—	22.7	02/20/15	—	—	—	—
	7,500	—	—	21.76	12/11/15	—	—	—	—
	8,092	—	—	18.41	12/10/16	—	—	—	—
	4,046	—	—	18.03	12/09/17	—	—	—	—
	50,000	—	—	9.63	05/19/18	—	—	—	—
	35,000	—	—	10.82	02/13/19	—	—	—	—

Mark. A. Harding	3,000	—	—	22.11	03/03/15	—	—	—	—
	3,000	—	—	21.76	12/11/15	—	—	—	—
	6,358	3,179	—	18.41	12/10/16	1,463	11,645	—	—
	3,179	6,358	—	18.03	12/09/17	3,000	23,880	—	—
	20,000	—	—	9.63	05/19/18	—	—	—	—
	—	12,138	—	7.32	12/08/18	6,900	54,924	—	—
	—	20,000	—	10.82	02/13/19	—	—	—	—

Thomas W. Mortensen	3,000	—	—	22.70	02/20/15	—	—	—	—
	3,000	—	—	21.76	12/11/15	—	—	—	—
	2,023	1,012	—	18.41	12/10/16	465	3,701	—	—
	1,011	2,024	—	18.03	12/09/17	465	3,701	—	—
	—	3,035	—	7.32	12/08/18	1,070	8,517	—	—
	—	20,000	—	6.96	05/11/19	10,000	79,600	—	—

Hortensia R. Gómez	3,000	—	—	22.7	02/20/15	—	—	—	—
	3,000	—	—	21.76	12/11/15	—	—	—	—
	2,312	1,156	—	18.41	12/10/16	532	4,235	—	—
	1,156	2,312	—	18.03	12/09/17	1,000	7,960	—	—
	—	3,468	—	7.32	12/08/18	2,300	18,308	—	—

Larry B. Garrett(5)	4,046	—	—	18.03	12/09/17	—	—	—	—

#PageNum#

____________

(1)
Stock options granted under the Omnibus Plan vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of (i) the May 19, 2011 awards to Messrs. Wahba (50,000 options), Criteser (50,000 options) and Harding (20,000 options), which vested on the one year anniversary of the date of grant; (ii) the stock options granted to Messrs. Wahba, Criteser and Harding on February 13, 2012, which vest on the first anniversary of the grant date, subject to certain acceleration provisions set forth in the applicable employment agreement or arrangement and the applicable award agreement; and (iii) the stock options granted to Mr. Keown on May 11, 2012, which vest ratably over three years on the anniversary of the grant date, subject to certain acceleration provisions set forth in the employment agreement between Mr. Keown and the Company and the applicable award agreement.

(2)
Restricted stock granted under the Omnibus Plan for the Named Executive Officers cliff vests on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of (i) the May 19, 2011 award of 10,384 shares of restricted stock to Mr. Criteser, which vested on the first anniversary of the grant date; (ii) the restricted stock granted to Mr. Wahba on February 13, 2012, which vests on the first anniversary of the grant date, subject to certain acceleration provisions set forth in the employment agreement between Mr. Wahba and the Company and the applicable award agreement; and (iii) the restricted stock granted to Mr. Keown on May 11, 2012 (14,584 shares vest on May 11, 2013, 10,560 shares vest on May 11, 2014 and 8,710 shares vest on May 11, 2015), subject to certain acceleration provisions set forth in the employment agreement between Mr. Keown and the Company and the applicable award agreement.

(3)	The market value was calculated by multiplying the closing price of our Common Stock on June 29, 2012 ($7.96) by the number of shares of unvested restricted stock.

(4)
Excludes 4,862 shares of restricted stock and 62,138 shares subject to unvested stock options previously granted to Mr. Criteser which were forfeited upon Mr. Criteser’s separation from the Company on June 29, 2012.

(5)
Excludes 9,900 shares of restricted stock and 20,230 shares subject to unvested stock options previously granted to Mr. Garrett which were forfeited upon Mr. Garrett’s separation from the Company on June 15, 2012.

Option Exercises and Stock Vested
The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the fiscal year ended June 30, 2012.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized onExercise($)	Number of Shares Acquiredon Vesting(#)	Value Realized onVesting($)(1)
Michael H. Keown	—	—	—	—
Jeffrey A. Wahba	—	—	—	—
Patrick G. Criteser	—	—	1,000	7,590
			10,384	75,699
Mark A. Harding	—	—	300	2,277
Thomas W. Mortensen	—	—	300	2,277
Hortensia R. Gómez	—	—	300	2,277
Larry B. Garrett	—	—	—	—
_________________
(1)	The value realized on vesting of restricted stock was calculated by multiplying the closing price of a share of our Common Stock on the vesting date, multiplied by the number of shares vested.
Compensation Risk Assessment
The Company generally uses a combination of base salary, performance-based compensation, and retirement plans throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Route sales personnel are paid primarily on a sales commission basis, but all of our executive officers are paid under the programs and plans for non-sales employees. Certain departments have different or supplemental compensation programs tailored to their specific operations and goals. The Company believes that these

#PageNum#

compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking.
Employment Agreements and Arrangements
Keown Employment Agreements
On March 9, 2012, the Company and Michael H. Keown entered into an Employment Agreement (the “Keown Employment Agreement”), pursuant to which Mr. Keown will serve as President and Chief Executive Officer. Mr. Keown’s employment commenced on March 23, 2012 (the “Commencement Date”). Pursuant to the Keown Employment Agreement, Mr. Keown’s initial annual base salary will be $475,000. Mr. Keown will be entitled to participate in the Incentive Plan, with a target award equal to one hundred percent (100%) of his base annual salary, prorated for fiscal 2012 based on the Commencement Date. In addition, Mr. Keown is entitled to a guaranteed bonus for fiscal 2012 of $475,000, prorated based on the Commencement Date, and a guaranteed bonus for fiscal 2013 equal to one-third (1/3) of his fiscal 2013 target award. Mr. Keown will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, expense reimbursement and an automobile allowance. In addition, the Company will pay and/or reimburse certain expenses related to Mr. Keown’s relocation to Southern California. Pursuant to Keown Employment Agreement, in fiscal 2012 Mr. Keown was granted the equity awards shown in the table above under the heading “Grants of Plan-Based Awards.”
Mr. Keown’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Keown’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Keown Employment Agreement. Upon certain events of termination, Mr. Keown is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”
Wahba Employment Agreement
On February 13, 2012, the Company and Jeffrey A. Wahba entered into a Second Amended and Restated Employment Agreement (the “Wahba Employment Agreement”), pursuant to which Mr. Wahba served as Interim Co-Chief Executive Officer of the Company until the commencement of Mr. Keown’s employment, and continues to serve as Treasurer and Chief Financial Officer. Pursuant to the Wahba Employment Agreement, Mr. Wahba will receive a base salary of $350,000 per annum through December 31, 2012. On January 1, 2013, his annual base salary will revert to $305,000 unless otherwise mutually agreed. Mr. Wahba will continue to be entitled to participate in the Incentive Plan, with a target award generally equal to fifty-five percent (55%) of his base annual salary. Mr. Wahba will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, qualified retirement plan (subject to the pension freeze), employee stock ownership plan, cell phone, Company credit card, expense reimbursement and an automobile allowance. Pursuant to the Wahba Employment Agreement and the terms of Mr. Wahba’s prior employment agreement with the Company, in fiscal 2012 Mr. Wahba was granted the equity awards shown in the table above under the heading “Grants of Plan-Based Awards.” These awards were granted to Mr. Wahba by the Compensation Committee in order to retain the services of and motivate Mr. Wahba during the CEO transition period.
Mr. Wahba’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Wahba’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Wahba Employment Agreement. Upon certain events of termination, Mr. Wahba is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”
Criteser Employment Agreement
On February 13, 2012, the Company and Patrick G. Criteser entered into an Amended and Restated Employment Agreement (the “Criteser Employment Agreement”), pursuant to which Mr. Criteser served as Interim Co-Chief Executive Officer of the Company until the commencement of Mr. Keown’s employment, and served as President and Chief Executive Officer of CBI, a subsidiary of the Company, until his separation from the Company on June 29, 2012. Pursuant to the Criteser Employment Agreement, Mr. Criteser received a base salary of $350,000 per annum through his separation date. Pursuant to the Criteser Employment Agreement and the terms of Mr. Criteser’s prior employment agreement with the Company, in fiscal 2012 Mr. Criteser was granted the equity awards shown in the table above under the heading “Grants of Plan-Based Awards.” These awards were granted to Mr. Criteser by the Compensation Committee in order to retain the services of and motivate Mr. Criteser during the CEO transition period. As a result of his separation from the Company, Mr. Criteser received certain severance payments and benefits described below under the heading “Change in Control and Termination Arrangements.”

#PageNum#

Harding Letter Agreement
On May 18, 2011, the Company and Mark A. Harding entered into a Letter Agreement, effective as of April 19, 2011 (the “Harding Letter Agreement”), regarding Mr. Harding’s role in the CEO transition as Senior Vice President of Operations. Pursuant to the Harding Letter Agreement, effective April 19, 2011, Mr. Harding received a base salary of $275,000 per annum; however for a period of six months starting April 19, 2011, Mr. Harding received a base salary of $247,500. On October 19, 2011, Mr. Harding’s annual base salary reverted to $275,000. Upon the commencement of Mr. Keown’s employment, Mr. Harding’s annual base salary reverted to $250,000. Pursuant to the Harding Letter Agreement, in fiscal 2012 Mr. Harding was granted the equity awards shown in the table above under the heading “Grants of Plan-Based Awards.” These awards were granted to Mr. Harding by the Compensation Committee in order to retain the services of and motivate Mr. Harding during the CEO transition period.
Mortensen Employment Agreement
On April 4, 2012, the Company and Thomas W. Mortensen entered into an Employment Agreement (the “Mortensen Employment Agreement” and, together with the Keown Employment Agreement and Wahba Employment Agreement, the “Employment Agreements”), pursuant to which Mr. Mortensen will serve as Senior Vice President of Route Sales effective April 1, 2012. Pursuant to the Mortensen Employment Agreement, Mr. Mortensen’s initial annual base salary will be $250,000. Mr. Mortensen will be entitled to participate in the Incentive Plan, with a target award equal to fifty percent (50%) of his base annual salary, prorated for fiscal 2012 based on the date of his promotion. Mr. Mortensen will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, expense reimbursement and an automobile allowance. Pursuant to the Mortensen Employment Agreement, in fiscal 2012 Mr. Mortensen was granted the equity awards shown in the table above under the heading “Grants of Plan-Based Awards.”
Mr. Mortensen’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Mortensen’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Mortensen Employment Agreement. Upon certain events of termination, Mr. Mortensen is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”
Garrett Employment Agreement and Resignation Agreement
On December 1, 2010, the Company and Larry B. Garrett entered into an Employment Agreement (the “Garrett Employment Agreement” pursuant to which Mr. Garrett served as General Counsel and Assistant Secretary of the Company until his separation from the Company on June 15, 2012. Pursuant to the Garrett Employment Agreement, Mr. Garrett received a base salary of $270,000 per annum through his separation date. The Company and Mr. Garrett entered into a Resignation Agreement, dated July 20, 2012 (the “Garrett Resignation Agreement”), pursuant to which Mr. Garrett is entitled to certain severance payments and benefits described below under the heading “Change in Control and Termination Arrangements.”

#PageNum#

Pension Benefits
The following table provides information as of the end of fiscal 2012 with respect to the Farmer Bros. Salaried Employees Pension Plan (the “Farmer Bros. Plan”), a defined pension benefit plan for the majority of the Company’s employees who are not covered under a collective bargaining agreement, for each of the Named Executive Officers. For a complete understanding of the table, please read the narrative disclosures that follow the table.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Michael H. Keown	Farmer Bros. Salaried Employees Pension Plan	—	—	—
Jeffrey A. Wahba	Farmer Bros. Salaried Employees Pension Plan	—	—	—
Patrick G. Criteser	Farmer Bros. Salaried Employees Pension Plan	5.58	133,595	—
Mark A. Harding	Farmer Bros. Salaried Employees Pension Plan	2.33	64,220	—
Thomas W. Mortensen	Farmer Bros. Salaried Employees Pension Plan	22.5	856,808	—
Hortensia R. Gómez	Farmer Bros. Salaried Employees Pension Plan	4.5	110,419	—
Larry B. Garrett	Farmer Bros. Salaried Employees Pension Plan	—	—	—
Named Executive Officers participate in the same contributory defined benefit pension plan offered to other non-union company employees; however Messrs. Keown, Wahba and Garrett were hired after participation in the plan was frozen on January 1, 2010, so no benefit is available to them. Annuity benefits payable monthly under the Farmer Bros. Plan are calculated as 1.50% of average compensation multiplied by the number of years of credited service, but not less than $60 per month for the first 20 years of credited service plus $80 per month for each year of credited service in excess of 20 years. However, no additional benefit accrual will be earned after June 30, 2011. For this formula, average compensation is defined as the monthly average of total pay received for the 60 consecutive months out of the 120 latest months before the retirement date which gives the highest average. The formula above produces the amount payable as a monthly annuity for the life of the Named Executive Officer beginning as early as age 62. Benefits can begin as early as age 55 upon retirement, but are subject to a 4% per year reduction for the number of years before age 62 when benefits began. Benefits under a predecessor plan are included in the figures shown in the table above. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $200,000 or the average of the employee’s highest three years of compensation.
While a present value is shown in the table, benefits are not available as a lump sum and must be taken in the form of an annuity. Present values were calculated using the same actuarial assumptions applied in the calculation of pension liabilities reported in Note 7 to our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our Annual Report on Form 10-K filed with the SEC on September 10, 2012.
Change in Control and Termination Arrangements
Change in Control Agreements
The Company has entered into a Change in Control Severance Agreement (“Severance Agreement”) with each of its current Named Executive Officers which provides certain severance benefits to such persons in the event of a Change in Control (as generally defined below). Each Severance Agreement expires at the close of business on December 31, 2012, subject to automatic one year extensions unless the Company or such executive officer notified the other no later than September 30, 2012 that the term would not be extended. Neither the Company nor any executive officer notified the other that the term would not be extended, so the term of each Severance Agreement has been extended to December 31, 2013, subject to possible further extensions. Notwithstanding the foregoing, if prior to a Change in Control, an executive officer ceases to be an employee of the Company, his or her Severance Agreement will be deemed to have expired. The Severance Agreements with Messrs. Criteser and Garrett automatically expired in connection with their separation from the Company.
Under each of the Severance Agreements, a Change in Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the Incumbent Board (as defined in the Severance Agreements) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or

#PageNum#

disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). In the event of certain termination events in connection with a Change in Control or Threatened Change in Control (as defined in the Severance Agreements), the current Named Executive Officers will be entitled to certain payments and benefits shown in the tables below.
Each Severance Agreement provides that while such executive officer is receiving compensation and benefits thereunder, such executive officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such executive officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.
Employment Agreements
Under the Employment Agreements with Messrs. Keown, Wahba and Mortensen, upon termination without Cause (as defined in the applicable Employment Agreement) or by such officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), such officer will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under any Employment Agreement is conditioned upon execution of a general release of claims against the Company. Notwithstanding the foregoing, if the officer becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under his Employment Agreement.
Potential Payments Upon Termination or Change in Control
The following tables describe potential payments and benefits upon termination, including resignation, severance, retirement or a constructive termination, or a change in control, including under the agreements described above, to which our Named Executive Officers serving at the end of the last fiscal year would be entitled. The estimated amount of compensation payable to each such Named Executive Officer in each situation is listed in the tables below assuming that the termination and/or change in control of the Company occurred at June 30, 2012.
The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.
The tables and discussion below do not reflect the value of retiree medical insurance benefits, if any, that would be provided to each Named Executive Officer following such termination of employment, because, these benefits are generally available to all regular Company employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.
The tables exclude Messrs. Criteser and Garrett who separated from the Company on June 29, 2012 and June 15, 2012, respectively. Pursuant to the Criteser Employment Agreement, Mr. Criteser will receive as severance: (i) his base salary of $350,000, payable in monthly installments for a period of one (1) year in accordance with the Company’s standard payroll practices; and (ii) an amount equal to his fiscal 2012 target award under the Incentive Plan prorated through his separation date ($191,973). In addition the vesting of 35,000 shares subject to stock options granted on February 13, 2012 was accelerated to June 29, 2012 pursuant to the terms of the Criteser Employment Agreement; however such shares subsequently were not exercised within the terms of the award and cancelled. Vesting and exercise of all other stock options and restricted stock awards granted to Mr. Criteser are governed by the terms and conditions of the applicable award agreements. In exchange for the foregoing payments, Mr. Criteser provided the Company a general release of claims as required under the Criteser Employment Agreement. As a fully vested participant in the Farmer Bros. Plan, the present value of Mr. Criteser’s accumulated pension benefit was $133,595. Mr. Criteser’s vested benefit under the ESOP as of June 30, 2012 was estimated to be $25,958.
Pursuant to the Garrett Resignation Agreement, Mr. Garrett will receive as severance: (i) his base salary of $270,000, payable in bi-weekly installments for a period of six (6) months in accordance with the Company’s standard payroll practices; (ii) partially Company-paid COBRA coverage under the Company’s health care plan for one (1) year; (iii) $135,000,

#PageNum#

representing his fiscal 2012 target bonus under the Incentive Plan; (iv) a liquidated sum of $5,000 to compensate Mr. Garrett for incidental costs relating to the negotiation of the Garrett Resignation Agreement; and (v) and reimbursement of applicable documentary transfer taxes and the real estate broker’s commissions on the sale of his residence. Vesting and exercise of all stock options and restricted stock awards granted to Mr. Garrett are governed by the terms and conditions of the applicable award agreements. In exchange for the foregoing payments, Mr. Garrett provided the Company a general release of claims as required under the Garrett Resignation Agreement. At the time of his departure, Mr. Garrett was not vested in the Farmer Bros. Plan or the ESOP and, therefore, was not entitled to any benefits under either of these plans.

MICHAEL H. KEOWN	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 4 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$950,000	$950,000	$475,000
Bonus Payments	$475,000	$475,000	$—	$475,000	$475,000	$475,000
Value of Accelerated Stock Options	$9,563	$9,563	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$24,575	$24,575	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$—	$—	$—	$—	$—	$—
ESOP	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$12,201	$—	$24,402	$24,402	$12,201
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—
			$—
Total Pre-Tax Benefit	$509,138	$521,339	$—	$1,474,402	$1,474,402	$962,201

#PageNum#

JEFFREY A. WAHBA	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Changein Control	Threatened Change in Control and Involuntarily Terminated or Resignation forGood Reason	Termination Without Cause or Resignation With GoodReason
Base Salary Continuation	$—	—	$—	$700,000	$700,000	$350,000
Bonus Payments	$192,500	192,500	$—	$192,500	$192,500	$192,500
Value of Accelerated Stock Options	$—	—	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$95,182	95,182	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$—	—	$—	$—	$—	$—
ESOP	$10,101	10,101	$—	$—	$—	$—
Health and Dental Insurance	$—	12,086	$—	$24,172	$24,172	$12,086
Outplacement Services	$—	—	$—	$25,000	$25,000	$—
Life Insurance Proceeds	$—	—	$—	$—	$—	$—

Total Pre-Tax Benefit	$297,783	309,869	$—	$941,672	$941,672	$554,586

MARK A. HARDING	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Changein Control	Threatened Change in Control and Involuntarily Terminated or Resignation forGood Reason	Termination Without Cause or Resignation With GoodReason
Base Salary Continuation	$—	—	$—	$500,000	$500,000	$—
Bonus Payments	$125,000	125,000	$—	$125,000	$125,000	$—
Value of Accelerated Stock Options	$1,453	1,453	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$34,518	34,518	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$—	—	$—	$—	$—	$—
ESOP	$34,125	34,125	$—	$—	$—	$—
Health and Dental Insurance	$—	12,201	$—	$24,402	$24,402	$—
Outplacement Services	$—	—	$—	$25,000	$25,000	$—
Life Insurance Proceeds	$—	—	$—	$—	$—	$—

Total Pre-Tax Benefit	$195,096	207,297	$—	$674,402	$674,402	$—

#PageNum#

THOMAS W. MORTENSEN	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Changein Control	Threatened Change in Control and Involuntarily Terminated or Resignation forGood Reason	Termination Without Cause or Resignation With GoodReason
Base Salary Continuation	$—	—	$—	$500,000	$500,000	$250,000
Bonus Payments	$125,000	125,000	$—	$125,000	$125,000	$125,000
Value of Accelerated Stock Options	$1,276	1,276	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$22,707	22,707	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$856,808	856,808	$856,808	$856,808	$856,808	$856,808
ESOP	$107,158	107,158	$107,158	$107,158	$107,158	$107,158
Health and Dental Insurance	$—	9,264	$—	$18,528	$18,528	$—
Outplacement Services	$—	—	$—	$25,000	$25,000	$—
Life Insurance Proceeds	$75,000	—	$—	$—	$—	$—

Total Pre-Tax Benefit	$1,187,949	1,122,213	$963,966	$1,632,494	$1,632,494	$1,338,966

HORTENSIA R. GÓMEZ	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Changein Control	Threatened Change in Control and Involuntarily Terminated or Resignation forGood Reason	Termination Without Cause or Resignation With GoodReason
Base Salary Continuation	$—	—	$—	$369,000	$369,000	$—
Bonus Payments	$—	—	$—	$55,350	$55,350	$—
Value of Accelerated Stock Options	$415	415	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$11,162	11,162	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$110,419	110,419	$110,419	$110,419	$110,419	$110,419
ESOP	$52,003	52,003	$52,003	$52,003	$52,003	$52,003
Health and Dental Insurance	$—	5,424	$—	$10,848	$10,848	$—
Outplacement Services	$—	—	$—	$25,000	$25,000	$—
Life Insurance Proceeds	$100,000	.	$—	$—	$—	$—

Total Pre-Tax Benefit	$273,999	179,423	$162,422	$622,620	$622,620	$162,422

#PageNum#

Base Salary Continuation
Severance Agreements
Under each Severance Agreement, if (i) a Change in Control occurs and the executive officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability (each as defined in the Severance Agreement) or death, or by Resignation for Good Reason (as defined in the Severance Agreement), or (ii) a Threatened Change in Control (as defined in the Severance Agreement) occurs and the executive officer’s employment is terminated during the Threatened Change in Control Period (as defined in the Severance Agreement) by the Company other than for Cause, Disability or death, or there is a Resignation for Good Reason by the executive officer (a “Change in Control Event”), such executive officer will be entitled to receive his or her base salary, excluding bonuses, at the rate in effect on the date of termination for a period of twenty-four (24) months, such payment to be made in installments in accordance with the Company’s standard payroll practices, commencing in the month following the month in which the executive officer’s Separation from Service (as defined in the Severance Agreement) occurs, subject to the payment limitations with respect to “specified employees” under Section 409A of the Code.
Employment Agreements
Under the Employment Agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable Employment Agreement) or by the officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), the officer will continue to receive his base salary for a period of one (1) year from the effective termination date, such payment to be made in installments in accordance with the Company’s standard payroll practices, commencing in the month following the month in which the executive officer’s Separation from Service (as defined in the applicable Employment Agreement) occurs, subject to the payment limitations with respect to “specified employees” under Section 409A of the Code.
Bonus Payments
Severance Agreements
Under each Severance Agreement, if a Change in Control Event occurs, the Named Executive Officer will receive a payment equal to one hundred percent (100%) of the Named Executive Officer’s target bonus for the fiscal year in which the date of termination occurs (or, if no target bonus has been assigned as of the date of termination, the average bonus paid to such Named Executive Officer for the last three (3) completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three (3)), such payment to be made in a lump sum, subject to the payment limitations with respect to “specified employees” under Section 409A of the Code.
Employment Agreements
Under the Employment Agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable Employment Agreement) or by the officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), such officer will receive an amount equal to his target award under the Incentive Plan for the fiscal year in which such termination is effective, prorated for the partial fiscal year in which the termination is effective. Payment of such amount will be made in a lump sum within thirty (30) days after the end of the Company’s fiscal year in which the executive officer’s Separation from Service (as defined in the applicable Employment Agreement) occurs, subject to the payment limitations with respect to “specified employees” under Section 409A of the Code. The Company will also pay a prorated portion of the target award under the Incentive Plan in the event of the executive’s death or disability.
Value of Accelerated Stock Options and Restricted Stock
Under the terms of the stock option and restricted stock awards, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. The February 13, 2012 equity awards to Messrs. Wahba and Harding are also subject to accelerated vesting in the case of death, disability, or termination of employment for other than “Cause” or resignation for “Good Reason,” as such terms are defined in the Wahba Employment Agreement and the Harding Letter Agreement.

#PageNum#

The value of accelerated equity awards shown in the tables above was calculated using the closing price of our Common Stock on June 29, 2012 ($7.96). The value of the options is the aggregate spread between $7.96 and the exercise price of the accelerated options, if less than $7.96, while $7.96 is the intrinsic value of the restricted stock grants.
Under the Omnibus Plan, the plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with an impending Change in Control (as defined in the Omnibus Plan). The amounts in the tables above assume such discretionary authority was not exercised. Additionally, under the Omnibus Plan, unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the Omnibus Plan), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control. The amounts in the tables above assume such awards were continued, converted, assumed or replaced in connection with a Change in Control.
Qualified and Non-Qualified Plans; ESOP
Under each Severance Agreement, if a Change in Control Event occurs, subject to eligibility provisions of the plans, the Named Executive Officer will continue to participate in the tax-qualified and non-qualified retirement, savings and employee stock ownership plans of the Company during the twenty-four (24) month period following the Named Executive Officer’s date of termination unless he or she commences other employment prior to the end of the twenty-four (24) month period, in which case, such participation will end on the date of his or her new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the Named Executive Officer will be entitled to his or her vested benefits under the Farmer Bros. Plan and the ESOP.
Estimated qualified and non-qualified plan benefits shown in the tables above reflect the present value of the vested accumulated benefits under the Farmer Bros. Plan. Amounts shown in the tables above exclude vested employee contributions under the Farmer Bros. Plan.
Estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees (estimated to be $4,338, $4,338, $3,455, and $3,383, respectively, for Mr. Wahba, Mr. Harding, Mr. Mortensen and Ms. Gómez). The estimated value of the ESOP shares is based on $7.96 per share, the closing price of our Common Stock on June 29, 2012.
Participants become 100% vested under the ESOP upon death, disability and, subject to certain eligibility requirements, retirement.
Health, Dental and Life Insurance
Severance Agreements
Under each Severance Agreement, if a Change in Control Event occurs, the health, dental and life insurance benefits coverage provided to the Named Executive Officer at his or her date of termination will be continued by the Company during the twenty-four (24) month period following the Named Executive Officer’s date of termination unless he or she commences employment prior to the end of the twenty-four (24) month period and qualifies for substantially equivalent insurance benefits with his or her new employer, in which case such insurance coverage will end on the date of qualification. The Company will provide for such insurance coverage at its expense at the same level and in the same manner as if the Named Executive Officer’s employment had not terminated (subject to the customary changes in such coverage if the Named Executive Officer retires under a Company retirement plan, reaches age 65, or similar events and subject to the Named Executive Officer’s right to make any changes in such coverage that an active employee is permitted to make). Any additional coverage the Named Executive Officer had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the Named Executive Officer was paying for such coverage at the time of termination will be paid by the Named Executive Officer. If the terms of any benefit plan do not permit continued participation, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the employee’s participation in the Company’s medical insurance program offered to all non-union employees. In the event of death, the insurance may be continued for the surviving spouse.

#PageNum#

Employment Agreements
Under the Employment Agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable Employment Agreement) or by the officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), such officer will continue to receive partially Company-paid COBRA coverage under the Company’s health care plan for a period of one (1) year after the effective termination date.
Company Benefit Plans
Under the Company’s group health plan, an employee who becomes totally disabled and his or her covered dependents will be eligible for coverage one year from the date disability began or a period equal to the time the employee was enrolled under the plan, whichever is less.
Outplacement Services
Under each Severance Agreement, if a Change in Control Event occurs, the Company will provide the Named Executive Officer with outplacement services at the expense of the Company, in an amount up to $25,000.
Indemnification
The Company has entered into the same form of Indemnification Agreement with each Named Executive Officer as is described below under the heading “Director Compensation—Director Indemnification.” The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law.

#PageNum#

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Background
As part of the Board’s commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables.
Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Named Executive Officers, subject to Board review prior to approval in the case of equity compensation awards. Consistent with our compensation philosophy and objectives, our executive compensation program for our Named Executive Officers has been designed to balance compensation elements and levels that attractive, motivate and retain talented executives with forms of compensation that are performance-based and/or aligned with stock performance and stockholder interests. The program rewards superior performance and provides consequences for underperformance. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables for more information.
We emphasize pay-for-performance. Annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. Because the Company failed to meet threshold operating cash flow under the Incentive Plan in fiscal 2011, no bonuses were awarded to the Named Executive Officers. In fiscal 2012, the Compensation Committee established Company financial performance criteria and individual participant goals for bonus awards under the Incentive Plan. The Compensation Committee established operating cash flow, defined as income from operations after executive bonus accruals, excluding non-recurring items such as income from the sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense, of $16.0 million as a threshold to any bonus payout under the Incentive Plan. In fiscal 2012, loss from operations was $(24.9) million compared to $(68.4) million in fiscal 2011, due to improvement in gross profit and reduction in operating expenses. As a result, the Company achieved the operating cash flow threshold under the Incentive Plan, resulting in aggregate bonuses in the amount of $575,897 to our current Named Executive Officers based on the extent of achievement of operating cash flow and individual participant goals.
We believe our compensation programs are strongly aligned with the long-term interests of our stockholders. Compensation includes equity-based awards under the Omnibus Plan intended to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our Named Executive Officers as a percentage of total compensation.
For Mr. Keown, our current President and Chief Executive Officer, on an annualized basis for fiscal 2012, approximately 33-1/3% of target total direct compensation was in the form of equity; approximately 33-1/3% was base salary; and approximately 33-1/3% was short-term incentive cash compensation under the Incentive Plan.
For our Named Executive Officers (other than Mr. Keown), on average, in fiscal 2012 approximately 38% of target total direct compensation was in the form of equity; approximately 42% was base salary; and approximately 20% was short-term incentive cash compensation under the Incentive Plan.
None of the stock options previously granted by the Company have been exercised, and 239,581 of the 543,769 options outstanding as of October 17, 2012 are “in the money.”
We are committed to good governance and providing pay opportunities that reflect best practices. Executive compensation is determined by the Compensation Committee which is comprised solely of independent directors. The Compensation Committee has authority to retain an independent compensation consultant to provide it with advice on matters related to executive compensation. In light of the Company’s current financial condition and the Compensation Committee’s intent not to make any material changes to the Company’s executive compensation program, the Compensation

#PageNum#

Committee did not retain a compensation consultant in fiscal 2012, with the exception of engaging Mercer, an independent consultant, to provide advice regarding CEO compensation, market data and opinions on the appropriateness and competitiveness of our CEO compensation program relative to market practice in connection with the hiring of Michael H. Keown as President and Chief Executive Officer.
The Company intends to provide competitive pay opportunities that reflect best practices. Accordingly, the Company:

•	Does not provide supplemental retirement benefits to Named Executive Officers in excess of those generally provided to other employees of the Company;

•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

•	Has not engaged in the practice of re-pricing/exchanging stock options;

•	Does not provide for any “single trigger” severance payments in connection with a change in control to any Named Executive Officer;

•
Maintains an equity compensation program that generally has a long-term focus, including equity awards that generally vest over a period of 3 years, or, in the case of restricted stock awards, cliff vest at the end of three years (with the exception of the mid-year equity awards made to Messrs. Wahba, Criteser and Harding and to Mr. Keown in connection with his initial employment which have a shorter vesting period as described the Compensation Discussion and Analysis contained herein);

•
Maintains compensation programs that have a strong pay-for-performance orientation. For example, in fiscal 2011 and fiscal 2010, due to the Company’s failure to meet threshold operating cash flow, the Company did not award any incentive bonuses (other than certain contractually obligated severance amounts based on target awards to certain departing executive officers);

•	Limits perquisites except in connection with the facilitation of the Company’s business or where necessary in recruiting and retaining key executives;

•	Maintains stock ownership guidelines for executive officers that require significant investment by these individuals in the Company’s Common Stock;

•
Has a clawback policy that requires the Board of Directors to review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement; and

•
Monitors Company performance and adjusts compensation practices accordingly. For example, fiscal 2012 base salaries for the Company’s Named Executive Officers did not increase from fiscal 2011 levels, with the exception of Mr. Mortensen, whose base salary increased in connection with his promotion in fiscal 2012. In addition, for fiscal 2013, other than cost of living adjustments for two Named Executive Officers and a base salary increase in the case of one Named Executive Officer whose base salary was determined by the Compensation Committee to be below market, none of the Company’s current Named Executive Officers received an increase in base salary.

Required Vote
The approval of the advisory vote to approve our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue, and will consider the outcome of the vote and those opinions when making future compensation decisions.
We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2013 Annual Meeting of Stockholders.

#PageNum#

Recommendation
The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that our executives’ interests are aligned with our stockholders’ interests to support long-term value creation.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE ADVISORY (NON-BINDING) RESOLUTION INDICATING THE APPROVAL OF
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

#PageNum#

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO THE
FARMER BROS. CO. 2007 OMNIBUS PLAN TO INCREASE
THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE OMNIBUS PLAN
Proposed Amendment
On October 22, 2012, the Company’s Board of Directors adopted an amendment (the “Amendment”) to the Omnibus Plan, subject to stockholder approval at the Annual Meeting. The proposed amendment to the Omnibus Plan would amend Section 3.1(a) of the Omnibus Plan to increase the number of shares available for issuance by 125,000 shares. The other terms of the Omnibus Plan would not change.
If the Amendment is not approved, the Company will not have sufficient shares available to issue grants of the Company’s Common Stock beginning in fiscal 2013. The Board believes that in order to attract and retain qualified non-employee directors and senior management personnel, it is necessary for the Company to have the ability to grant shares of the Company’s Common Stock in the form of stock options, restricted stock and any other stock awards permitted under the Omnibus Plan.
If the Amendment is approved by the stockholders, Section 3.1(a) of the Omnibus Plan shall be amended to increase the number of shares available for issuance under the Plan by 125,000 shares from 1,000,000 to 1,125,000. If the proposal is not approved, the Omnibus Plan will continue in effect without the amendment. As of October 17, 2012, the closing price of our Common Stock was $9.70.

General

The Omnibus Plan was approved by the stockholders and became effective as of August 23, 2007, a copy of which, as proposed to be amended, is attached to this Proxy Statement as Appendix A. The principal purpose of the Omnibus Plan is to promote the success and enhance the stockholder value of the Company by linking the personal interests of members of the Board and employees and consultants of the Company and its subsidiaries to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Omnibus Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of members of the Board, and employees and consultants of the Company and its subsidiaries. A total of 1,000,000 shares of Common Stock were originally reserved for issuance under the Omnibus Plan. The Omnibus Plan contemplates the issuance of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof. The Omnibus Plan remains in effect until August 23, 2017, and, as of October 17, 2012, there were 218,197 shares remaining available for issuance under the Omnibus Plan. Since August 23, 2007, all awards have been issued under the Omnibus Plan, and no further equity awards have been made under any previously-existing incentive plans.
Introduction
This section summarizes the Omnibus Plan and is qualified in its entirety by the full text of the Omnibus Plan, as proposed to be amended, which is included in Appendix A to this Proxy Statement.
Description of the Omnibus Plan
Stockholders are encouraged to review the Omnibus Plan carefully. The summary of material terms of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan, as proposed to be amended, a copy of which is attached hereto as Appendix A.
Key Features of the Omnibus Plan
Limitation on Shares Requested
The proposed Amendment to the Omnibus Plan would increase the number of shares available for issuance thereunder by 125,000 shares, which represents approximately 0.8% of the Company’s outstanding shares as of October 17, 2012.

#PageNum#

Limitation on Term of Stock Option Grants
The term of each stock option will not exceed ten years.
Limitation on Share Counting
Shares surrendered for the payment of the exercise price or withholding taxes under awards, and shares tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any award, may not again be made available for issuance under the Omnibus Plan.
No Repricing or Grant of Discounted Stock Options
Under the Omnibus Plan, no stock option may be amended to reduce the per share exercise price of the shares subject to such stock option below the per share exercise price as of the date the stock option is granted and, except as otherwise permitted in the Omnibus Plan, no stock option may be granted in exchange for, or in connection with, the cancellation or surrender of a stock option having a higher per share exercise price. The Omnibus Plan prohibits the granting of stock options with an exercise price less than 100% of the fair market value (as defined in the Omnibus Plan) on the date of grant.
Administration
The Omnibus Plan is administered by the Compensation Committee of the Board. To administer the Omnibus Plan, the Compensation Committee must consist of at least two members of the Board, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a “non- employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “independent director” within the meaning of NASDAQ rules. Subject to the terms and conditions of the Omnibus Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Omnibus Plan. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Omnibus Plan. The Board may at any time revest in itself the authority to administer the Omnibus Plan (except with respect to matters which Rule 16b-3 under the Exchange Act or Section 162(b) of the Code require the Compensation Committee to administer). The full Board will administer the Omnibus Plan with respect to awards to non-employee directors.
Eligibility
Options, SARs, restricted stock and other awards under the Omnibus Plan may be granted to individuals who are then Company officers or employees or are the officers or employees of any of the Company’s subsidiaries. Such awards, other than performance-based awards, may also be granted to the Company’s directors and consultants. Only employees may be granted incentive stock options, or ISOs. Stockholder approval of the class of eligible participants under the Omnibus Plan and the limits on the number of awards granted to any one participant under the Omnibus Plan also is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under Section 162(m) of the Code, as described below. The employees of the Company and its subsidiaries, approximately 1,800 persons, and all non-employee directors, currently six, will be eligible to receive awards under the Omnibus Plan. It is expected that awards will be made to approximately 50 employees.
Shares Available for Awards
Shares delivered pursuant to an award may consist of authorized and unissued shares, treasury shares or shares purchased on the open market. If any award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares are issued under the Omnibus Plan to a participant and are thereafter reacquired by the Company, the shares subject to such awards and the reacquired shares shall again be available for granting awards under the Omnibus Plan. The payment in cash of dividends or dividend equivalents and any awards that are settled in cash rather than by issuance of shares will not be counted against the total number of shares available for issuance under the Omnibus Plan. As noted above, shares surrendered for the payment of the exercise price or withholding taxes under awards, and shares tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any award, may not again be made available for issuance under the Omnibus Plan.

#PageNum#

Awards
The Omnibus Plan provides that the Compensation Committee (or the Board, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
Nonqualified Stock Options
Nonqualified stock options, or NQSOs, provide for the right to purchase shares of Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the Compensation Committee or the Board, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the Compensation Committee. The Compensation Committee (or the Board, in the case of awards to non-employee directors) has the authority to specify the term of any NQSO granted under the Omnibus Plan, provided that such term does not exceed ten years.
Incentive Stock Options
Incentive stock options are designed to comply with the provisions of the Code and are subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within 10 years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of the Company’s capital stock (or the capital stock of any “subsidiary corporation” or “parent corporation” within the meaning of Section 424 of the Code), the Omnibus Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.
Restricted Stock
Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the Compensation Committee (or the Board, in the case of awards to non-employee directors). Restricted stock, typically, may be forfeited for no consideration or repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.
Restricted Stock Units
Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or service or based on performance criteria established by the Compensation Committee (or the Board, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied unless otherwise determined by the Compensation Committee.
Stock Appreciation Rights
Stock appreciation rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other award, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Omnibus Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Compensation Committee (or the Board, in the case of awards to non-employee directors) in the SAR agreements. The Compensation Committee (or the Board, in the case of awards to non-employee directors) may elect to pay SARs in cash or in Common Stock or in a combination of both.

#PageNum#

Dividend Equivalents
Dividend equivalents represent the value of the dividends, if any, per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. The Committee may decide to include dividends or dividend equivalents as part of an award, and may accrue dividends, with or without interest, until the award is paid.
Performance Awards
Performance awards may be granted by the Compensation Committee (or the Board, in the case of awards to non-employee directors) on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of the Company’s Common Stock over a predetermined period.
Stock Payments
Stock payments may be authorized by the Compensation Committee (or the Board, in the case of awards to non-employee directors) in the form of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to employees, consultants or members of the Board.
Other Stock or Cash-Based Awards
Subject to the terms and conditions of the Omnibus Plan, other incentives payable in cash or in shares of stock may be awarded if determined to be in the best interests of the Company.
Limitations on Transfer and Per-Person Limitations
Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the Compensation Committee. Awards may not be pledged or otherwise encumbered. The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year is 250,000, subject to adjustment as described below.
Corporate Transactions
In the event of a change of control where the acquirer does not assume or replace awards granted under the Omnibus Plan, awards issued under the Omnibus Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. Under the Omnibus Plan, a change of control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the incumbent Board cease for any reason to constitute at least a majority of the Board; or (iii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction).
Amendments
The Company will seek stockholder approval of material amendments to the Omnibus Plan as required by law, regulation or NASDAQ rule.
Adjustments
In the event of certain corporate transactions or events affecting the number or type of outstanding shares of Common Stock, including, for example, a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, or distribution of Company assets to stockholders (other than normal cash dividends), the Compensation Committee will make adjustments as it deems appropriate. These adjustments include changing the aggregate number and

#PageNum#

type of shares that may be issued under the Omnibus Plan; the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and the grant, exercise or purchase price per share for any outstanding awards under the Omnibus Plan. The Compensation Committee may also make adjustments in the terms of awards in connection with certain acquisitions, any unusual or nonrecurring transactions or events affecting the Company or its financial statements, or any changes in applicable laws, regulations or accounting principles.
General Federal Income Tax Consequences
The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the Omnibus Plan.
Tax Consequences to Participants
Generally, when a participant receives an award under the Omnibus Plan, the participant’s receipt of cash or Company stock in settlement of the award is conditioned on the participant’s performing future services for the Company and/or the attainment of performance goals. The award, therefore, is not taxable at grant. Instead, when and if a participant later receives cash in settlement of the award, he or she will have income, taxable at ordinary income rates, equal to the amount of cash received. Similarly, when and if a participant receives Company stock in settlement of an award, he or she will, subject to special rules described below, have income, taxable at ordinary income rates, equal to the excess of the fair market value of the stock on that date over the amount, if any, the participant paid for the stock.
Thus, participants generally will be taxable on any cash or the fair market value of any stock received in settlement of an incentive award or other stock-based award or upon exercise of a SAR. Similarly, participants will have taxable income on exercise of a NQSO equal to the difference between the fair market value of the stock subject to the option and the exercise price of the option.
Special rules apply in the case of an ISO. Participants generally recognize no taxable income on exercise of an ISO. Instead, they have gain, taxable at capital gains rates, upon the disposition of the stock acquired on exercise of the ISO in an amount equal to the excess of the amount realized on disposition of the stock over the exercise price of the ISO. (In some cases, participants may become subject to tax as the result of the exercise of an ISO, because the excess of the fair market value of the stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes.) The special tax treatment afforded to ISOs is only available, however, if the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted. If the participant disposes of stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (1) the fair market value of the stock on the date of exercise and (2) the amount realized upon disposition of the stock over the exercise price paid for the stock. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.
Special rules also apply to awards of restricted shares. A participant generally will not recognize taxable income when he or she receives restricted shares. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.
Tax Consequences to the Company
Generally, any time a participant recognizes taxable income, as opposed to capital gain, as the result of the settlement of any award under the Omnibus Plan, the Company will be entitled to a deduction equal to the amount of income recognized by the participant.

#PageNum#

Section 162(m) Limitation
In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” if an independent Compensation Committee determines performance goals and if the material terms of the performance-based compensation are disclosed to and approved by the Company’s stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying Compensation Committee, the Omnibus Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. A number of requirements must be met in order for particular compensation to qualify under Section 162(m), however, so there can be no assurance that such compensation under the Omnibus Plan will be fully deductible under all circumstances. In addition, other awards under the Omnibus Plan, such as restricted stock and other stock-based awards, generally may not qualify under Section 162(m), so that compensation paid to executive officers in connection with such awards may not be deductible.
This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Omnibus Plan. Different tax rules may apply to specific participants and transactions under the Omnibus Plan.

#PageNum#

New Plan Benefits and Awards Granted Under Omnibus Plan
The number of awards that the Company’s executive officers and other employees may receive under the Omnibus Plan is in the discretion of the Compensation Committee and the Board and therefore cannot be determined in advance. As described below under the heading “Director Compensation—Equity Compensation,” each non-employee director is entitled to receive an annual grant of restricted stock under the Omnibus Plan having a value equal to $40,000 for their service on the Board of Directors.
Certain tables above under the heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to the Company’s individual Named Executive Officers under the Omnibus Plan. In addition, the table below sets forth the estimated awards expected to be made under the Plan to our non-employee directors in fiscal 2013. Except with respect to the annual equity grants made to our non-employee directors as described above, awards under the Omnibus Plan are subject to the discretion of the Compensation Committee and the Board, and neither the Compensation Committee nor the Board has made any determination with respect to future grants to any persons under the Omnibus Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the grants to non-employee directors.
NEW PLAN BENEFITS
UNDER FARMER BROS. CO. 2007 OMNIBUS PLAN
IN FISCAL YEAR 2013

Name and Position	Dollar Value ($)		Number of Shares/Units Covered by Award ($)
Michael H. Keown, President, Chief Executive Officer and Director		(1)		(1)
Jeffrey A. Wahba, Treasurer and Chief Financial Officer, Former Interim Co-CEO		(1)		(1)
Patrick G. Criteser, Former President and CEO of CBI, Former Interim Co-CEO		(2)		(2)
Mark A. Harding, Senior Vice President of Operations		(1)		(1)
Thomas W. Mortensen, Senior Vice President of Route Sales		(1)		(1)
Hortensia R. Gómez, Vice President, Controller and Assistant Treasurer		(1)		(1)
Larry B. Garrett, Former General Counsel and Assistant Secretary		(2)		(2)
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group	$240,000	(3)		(1)
All employees, including all current officers who are not executive officers, as a group		(1)		(1)
____________
(1) Not determinable at this time.
(2) Former executive officer and employee of the Company. Not eligible to participate in the Omnibus Plan.
(3) Assumes upon stockholder approval of the amendment to increase the number of shares available for issuance under the Omnibus Plan at the Annual Meeting, each non-employee director will receive an annual grant of restricted stock with a value of $40,000.

#PageNum#

The following table provides information as of October 17, 2012, with respect to awards granted under the Omnibus Plan to our individual Named Executive Officers, directors and other groups since the inception of the Omnibus Plan in 2007.
AWARDS GRANTED UNDER
FARMER BROS. CO. 2007 OMNIBUS PLAN
SINCE INCEPTION OF OMNIBUS PLAN THROUGH OCTOBER 17, 2012

Name and Position	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants
Michael H. Keown, President, Chief Executive Officer and Director	70,000	40,144
Jeffrey A. Wahba, Treasurer and Chief Financial Officer. Former Interim Co-CEO	157,000	27,500
Patrick G. Criteser, Former President and CEO of CBI, Former Interim Co-CEO(1)	174,276	17,246
Mark A. Harding, Senior Vice President of Operations	79,813	11,963
Thomas W. Mortensen, Senior Vice President of Route Sales	35,105	12,500
Hortensia R. Gómez, Vice President, Controller and Assistant Treasurer	16,404	4,432
Larry B. Garrett, Former General Counsel and Assistant Secretary(2)	24,276	9,900
All current executive officers as a group	358,322	109,095
All current directors who are not executive officers as a group	—	65,544
Jeanne Farmer Grossman, Nominee for election as a director	—	9,856
Randy Clark, Nominee for election as a director	—	—
All employees, including all current officers who are not executive officers, as a group	905,957	138,662
_________

(1)
Includes 4,862 shares of restricted stock and 62,138 shares subject to unvested stock options previously granted to Mr. Criteser which were forfeited upon Mr. Criteser's separation from the Company on June 29, 2012, and 112,138 shares subject to vested stock options which were not exercised within the terms of the award and cancelled.

(2)
Includes 9,900 shares of restricted stock and 20,230 shares subject to unvested stock options previously granted to Mr. Garrett and 482 unvested ESOP shares which were forfeited upon Mr. Garrett's separation from the Company on June 15, 2012, and 4,046 shares subject to vested options which were not exercised within the terms of the award and cancelled.

(3)	Includes 4,383 shares of restricted stock which are expected to be forfeited upon John M. Anglin stepping down as the Company's Secretary following the Annual Meeting.

(4)	Includes 4,383 shares of restricted stock which are expected to be forfeited upon Mr. Merrell's ceasing to serve on the Board of Directors beyond the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF
THE AMENDMENT TO THE FARMER BROS. 2007 OMNIBUS PLAN
TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
UNDER THE OMNIBUS PLAN.

#PageNum#

DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.
Non-employee members of the Board receive a combination of cash and stock-based compensation. Directors who are Company employees are not paid any fees for serving on the Board or for attending Board meetings.
Cash Compensation
Each non-employee director receives an annual retainer of $30,000, payable quarterly in advance, and meeting fees of $1,500 for each Board meeting, $2,500 for each Compensation Committee or Audit Committee meeting, and $1,500 for each Nominating Committee or Search Committee meeting attended; provided if more than one meeting (Board or committee) is held and attended on the same date, maximum meeting fees are $4,000. In fiscal 2011, in light of the Company’s financial condition, upon the request of management, the Board agreed to a ten percent (10%) reduction in the non-employee director retainer for the fourth quarter of fiscal 2011 through the end of fiscal 2012.
In addition, the following committee chairs receive additional annual retainers, as follows: (i) Audit Committee, $15,000; and (ii) Compensation Committee, $7,500. Board members are also entitled to reimbursement of reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.
Equity Compensation
Each non-employee director receives an annual grant of restricted stock under the Omnibus Plan having a value equal to $40,000, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date. The annual grant of restricted stock is generally made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock is based on the closing price per share of our Common Stock on the date such grant is made. The foregoing equity compensation assumes sufficient shares available for issuance under the Omnibus Plan. If stockholders fail to approve the amendment to the Omnibus Plan to increase the number of shares available for issuance thereunder at the Annual Meeting, pursuant to the authority contained in its Charter, the Compensation Committee intends to evaluate and make a recommendation to the Board regarding adjustment to the non-employee director compensation to take into account the absence of equity compensation.
Stock Ownership Guidelines
Under the Stock Ownership Guidelines adopted by the Board, non-employee directors are expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Omnibus Plan. Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the non-employee director or his or her family.
Until the applicable guideline is achieved, each non-employee director is required to retain all “profit shares,” which are those shares remaining after payment of taxes on earned equity awards under the Omnibus Plan, such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.

#PageNum#

Director Compensation Table
The following table shows fiscal 2012 non-employee director compensation:

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Hamideh Assadi(3)(4)(5)(6)	38,250	39,996	—	78,246
Guenter W. Berger(7)	55,500	39,996	73,562	169,058
Jeanne Farmer Grossman(4)(5)(8)	79,000	39,996	—	118,996
Martin A. Lynch(6)(8)	82,500	39,996	—	122,496
Thomas A. Maloof(4)(5)(6)(9)	32,500	—	—	32,500
James J. McGarry(4)(5)(8)(9)	82,750	39,996	—	122,746
John H. Merrell(4)(5)(6)(8)(10)	109,000	39,996	—	148,996

____________

(1)
Mr. Keown, the Company’s President and Chief Executive Officer, and Mr. Wahba, the Company’s Treasurer and Chief Financial Officer and former Interim Co-Chief Executive Officer, are not included in this table since they received no compensation for their service as directors in fiscal 2012.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each non-employee director received a grant on December 8, 2011 of 5,464 shares of restricted stock, which generally vest over three years in equal annual installments, with a grant date fair value under FASB ASC Topic 718 of $7.32 per share, based on the closing price of our Common Stock on that date of $7.32. The aggregate number of restricted stock awards outstanding at June 30, 2012 for each non-employee director is: Ms. Assadi, 5,464 shares; Mr. Berger, 7,669 shares; Ms. Grossman, 7,669 shares; Mr. Lynch, 7,669 shares; Mr. McGarry, 7,669 shares; and Mr. Merrell, 3,286, excluding 4,383 shares of restricted stock which are expected to be forfeited upon Mr. Merrell’s ceasing to serve on the Board of Directors beyond the Annual Meeting. Mr. Maloof forfeited 2,204 shares of restricted stock upon his ceasing to serve on the Board of Directors beyond the 2011 Annual Meeting and, as a result, held no shares of restricted stock as of June 30, 2012.

(3)	Ms. Assadi was elected to the Board of Directors on December 8, 2011 at the 2011 Annual Meeting of Stockholders.

(4)
Member, Compensation Committee. Mr. Maloof served as a member and Chairman of the Compensation Committee through the end of his term as a director on December 8, 2011. Ms. Assadi was appointed to the Compensation Committee on May 30, 2012.

(5)
Member, Nominating Committee. Mr. Maloof served as a member of the Nominating Committee through the end of his term as a director on December 8, 2011. Ms. Assadi was appointed to the Nominating Committee on December 8, 2011.

(6)
Member, Audit Committee. Mr. Maloof served as a member of the Audit Committee through the end of his term as a director on December 8, 2011. Ms. Assadi was appointed to the Audit Committee on December 8, 2011.

(7)	All Other Compensation for Mr. Berger includes life insurance premiums ($3,956), the economic benefit of a life insurance policy ($2,085) and change in pension value ($67,521).

(8)	Member, Search Committee. Upon appointment of Michael H. Keown as President and Chief Executive Officer of the Company, the Search Committee was disbanded.

(9)	Mr. Maloof served as Compensation Committee Chairman through the end of his term as a director on December 8, 2011, at which time Mr. McGarry was appointed to such position.

(10)	Audit Committee Chairman.
Director Indemnification
Under Farmer Bros.’ Certificate of Incorporation and By-Laws, the directors are entitled to indemnification from Farmer Bros. to the fullest extent permitted by Delaware corporate law. Following approval by the Compensation Committee and review by independent counsel on behalf of the Compensation Committee, the Board of Directors has approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.

#PageNum#

The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law.

#PageNum#

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Under the Company’s written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related person transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, nominee for director or executive officer of the Company; (ii) any person who is known to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities; and (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness, between the Company and any of the foregoing persons since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.
Under the policy, upon referral by the Chief Compliance Officer or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

•
The materiality of the related person’s interest, including the relationship of the related person to the Company, the nature and importance of the interest to the related person, the amount involved in the transaction, whether the transaction has the potential to present a conflict of interest, whether there are business reasons for the Company to enter the transaction, and whether the transaction would impair the independence of any independent director;

•	Whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm’s length transaction;

•
The availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

•
Whether the transaction is proposed to be undertaken in the ordinary course of the Company’s business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

•	Such additional factors as the Audit Committee determines relevant.
The Audit committee may impose conditions or guidelines on any related person transaction, including, but not limited to: (i) conditions relating to on-going reporting to the Audit Committee and other internal reporting; (ii) limitations on the amount involved in the transaction; (iii) limitations on the duration of the transaction or the Audit Committee’s approval of the transaction; and (iv) other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest.
The Audit Committee will direct the Company’s executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and NASDAQ rules.
Related Person Transactions
Since the beginning of fiscal 2012, related person transactions reviewed and approved by the Audit Committee include the following:
John M. Anglin, the Company’s Secretary, is a Partner in the law firm of AFRCT, which provides legal services to the Company. During fiscal 2012, we paid AFRCT $480,967 for such services. We expect to continue to engage AFRCT to perform legal services in fiscal 2013.

The son of Carol Farmer Waite, the beneficial owner of more than five percent (5%) of the Company’s voting securities, is a non-executive employee of the Company acting as Vice President of Green Coffee. Mr. Waite’s fiscal 2012 compensation (including salary, bonus, stock based compensation, life insurance premium, ESOP allocation and 401(k) matching contribution) was $244,443. Additionally, Mr. Waite’s fiscal 2013 compensation is expected to exceed $120,000.

#PageNum#

AUDIT MATTERS
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2012.
The Audit Committee has discussed with EY the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed with the SEC.
Audit Committee of the Board of Directors
John H. Merrell, Chairman
Hamideh Assadi
Martin A. Lynch
Independent Registered Public Accountants
From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has pre-approved all audit and permissible non-audit services provided by EY in accordance with the pre-approval policies and procedures described below.
The following table sets forth the aggregate fees billed by EY for fiscal 2012 and fiscal 2011 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

Type of Fees	2012	2011
Audit Fees	$507,000	$507,000
Audit-Related Fees	—	—
Tax Fees	44,205	70,110
All Other Fees	—	—

Total Fees	$551,205	$577,110
Audit Fees
In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees that the Company paid to EY for the audit of the Company’s annual consolidated financial statements included in the Form 10-K and review of financial statements included in the Form 10-Q’s; for the audit of the Company’s internal control over financial reporting.

Audit-Related Fees
“Audit-Related Fees” are fees for assurance and related services and various filings that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the Company in its compliance under Section 303 of the Sarbanes-Oxley Act of 2002 and related regulations. There were no such fees in fiscal 2012 or fiscal 2011.

#PageNum#

Tax Fees
“Tax Fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. All Tax Fees in the last two fiscal years were related to tax compliance (review and preparation of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses) and tax advice (tax expense deductions).
All Other Fees
“All Other Fees” are fees for any services not included in the first three categories. There were no such fees in fiscal 2012 or fiscal 2011.
Pre-Approval of Audit and Non-Audit Services
Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.
In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC’s rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.
In fiscal 2012, there were no fees paid to EY under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

#PageNum#

OTHER MATTERS
Annual Report and Form 10-K
The 2012 Annual Report to Stockholders (which includes the Company’s Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2012) accompanies this Proxy Statement. The 2012 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC, including the financial statements thereto, without the accompanying exhibits, by writing to: Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Chief Financial Officer. The Company’s Form 10-K is also available online at the Company’s website, www.farmerbros.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment of the Company’s reasonable expenses in furnishing them.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on the Company’s review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, with respect to the fiscal year ended June 30, 2012, the Reporting Persons met all applicable Section 16(a) filing requirements, except that (i) Carol Farmer Waite, Jeanne Farmer Grossman and Richard F. Farmer filed a late Form 4 reporting the dissolution of Farmer Equities and the distribution of all shares of Common Stock owned by it to various trusts for which Carol Farmer Waite, Jeanne Farmer Grossman and Richard F. Farmer serve as trustees (no shares were purchased or sold); and (ii) Farmer Equities filed a late Form 4 reporting its dissolution and such distribution of shares (no shares were purchased or sold).
Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the Company’s 2013 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2013 proxy statement, stockholder proposals must be received by the Company at its principal executive offices no later than July 8, 2013, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to the Company’s By-Laws
The Company’s By-Laws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s proxy statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2013 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 8, 2013, and no later than September 7, 2013, and must comply with the other Bylaw provisions summarized below; provided, however, that in the event that the 2013 Annual Meeting is called for a date that is not within thirty (30) days of the anniversary date of the 2012 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2013 Annual Meeting was mailed or such public disclosure of the date of the 2013 Annual Meeting was made, whichever first occurs.

The By-Laws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and

#PageNum#

(iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must be provided within the time frames described above and set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
You may write to the Secretary of the Company at the Company’s principal executive offices, 20333 South Normandie Avenue, Torrance, California 90502, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Chief Financial Officer, or contact the Company’s Chief Financial Officer by telephone at (310) 787-5200, and the Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.
Forward-Looking Statements
Certain statements contained in this Proxy Statement are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this Proxy Statement and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of third parties’ securities

#PageNum#

and other investment vehicles in which we have invested our assets, as well as other risks described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and other factors described from time to time in our filings with the SEC.

By Order of the Board of Directors

October 29, 2012	John M. Anglin Secretary

#PageNum#

APPENDIX A

#PageNum#

APPENDIX A

FARMER BROS. CO.
2007 OMNIBUS PLAN
(As Proposed to be Amended by the Stockholders on December 6, 2012)

ARTICLE 1
PURPOSE

The purpose of the Farmer Bros. Co. 2007 Omnibus Plan (the “Plan”) is to promote the success and enhance the stockholder value of Farmer Bros. Co., a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 13.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2    “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, a Performance-Based Award, a Dividend Equivalent award, a cash-based award or other incentive payable in cash or in shares of Stock granted to a Participant pursuant to the Plan.

2.3    “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause,” unless otherwise defined in an employment or services agreement between the Participant and the Company or any Parent or Subsidiary, means a Participant’s dishonesty, fraud, gross or willful misconduct against the Company or any Parent or Subsidiary, unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, or conviction of, or plea of nolo contendre to, a crime punishable by law (except misdemeanor violations), in each case as determined by the Administrator, and its determination shall be conclusive and binding.

2.6    “Change in Control” means and includes each of the following:

(a)    an acquisition by any Person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof) of “beneficial ownership” (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of the shares of Stock then outstanding (the “Company Shares Outstanding”) or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the “Company Voting Securities Outstanding”), if such acquisition of beneficial ownership results in the Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of the Company Shares Outstanding or fifty percent (50%) or more of the combined voting power of the Company Voting Securities Outstanding; excluding, however, any such acquisition by a trustee or other fiduciary holding such shares under one or more employee benefit plans maintained by the Company or any of its Subsidiaries; or

A-#PageNum#

APPENDIX A

(b)    the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (in each case referred to in this Section 2.6 as a “Corporate Transaction”), other than a Corporate Transaction that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof (“Successor Entity”) immediately after such Corporate Transaction; provided, however, if the consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the Change in Control shall not occur until the obtaining of such consent (either explicitly or implicitly); or

(c)    a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.6 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.8    “Committee” means the committee of the Board described in Article 13.

2.9    “Consultant” means any consultant or adviser if:

(a)    The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)    The consultant or adviser is a person who has contracted directly with the Company or any Parent or Subsidiary to render such services.

2.10    “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.11    “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

2.12    “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13    “Effective Date” shall mean August 23, 2007.

2.14     “Eligible Individual” means any person who is a member of the Board, a Consultant or an Employee, as determined by the Administrator.

2.15    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.

A-#PageNum#

APPENDIX A

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17    “Expiration Date” has the meaning set forth in Section 14.3.

2.18    “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(a)    If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ Small Cap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.19    “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.20    “Independent Director” means a member of the Board who is not an Employee.

2.21    “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.22    “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.23    “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24    “Parent” means any “parent corporation” as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.25    “Participant” means any Eligible Individual who, as a member of the Board, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

2.26     “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.27    “Performance Criteria” means the criteria, either individually, alternatively or in any combination, that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, income or net income (either before or after taxes), operating income or net operating income, operating profit or net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), economic profit (including economic profit margin), return on assets, return on capital, return on investment, return on operating revenue, return on equity or average stockholders’ equity, total stockholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of Stock, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, and strategic plan development and implementation, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group,

A-#PageNum#

APPENDIX A

in each case as specified by the Administrator in the Award. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28    “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30    “Plan” means this Farmer Bros. Co. 2007 Omnibus Plan, as it may be amended from time to time.

2.31    “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.32    “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.33    “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.34    “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.35    “Section 409A Award” has the meaning set forth in Section 10.1.

2.36    “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.37    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Stock on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38    “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.39    “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.40    “Successor Entity” has the meaning set forth in Section 2.6.

2.41    “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or

A-#PageNum#

APPENDIX A

any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.42    “Termination of Directorship” shall mean the time when a Participant who is an Independent Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.43    “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Parent or Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Parent or Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares

(a)    Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 1,125,000 shares.

(b)    Shares of Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition to the shares of Stock that are actually issued to a Participant, the following items shall be counted against the total number of shares available for issuance under the Plan: (i) shares of Stock subject to an Award that are not delivered to a Participant because the Award is exercised through a reduction of shares of Stock subject to the Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Stock); (ii) shares of Stock subject to an Award that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award or other Award; and (iii) shares that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any stock Award. The following items shall not be counted against the total number of shares available for issuance under the Plan: (A) the payment in cash of dividends or Dividend Equivalents; and (B) any Award that is settled in cash rather than by issuance of Stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

(c)    The Administrator shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d)    Notwithstanding the provisions of this Section 3.1, (i) no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code; and (ii) the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 3.1(a), subject to adjustment as provided in Article 12; and provided, further, that for purposes of Section 3.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

A-#PageNum#

APPENDIX A

3.2    Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 250,000.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1    Eligibility. Persons eligible to participate in this Plan include Employees, Consultants and members of the Board, as determined by the Administrator.

4.2    Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3    Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Parents or Subsidiaries operate or have Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Parents or Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5
STOCK OPTIONS

5.1    General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)    Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Option shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant.

(b)    Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised; provided that in no event shall Options vest and be fully exercisable at any time earlier than one year from the grant date except as may be specifically provided as a result of an acceleration upon a Change in Control, Termination of Employment, Termination of Directorship, Termination of Consultancy or other event providing for accelerated vesting. The Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Participant holding such Option, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

(c)    Payment. The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of cash, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock, or other property acceptable to the Administrator and payment through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that

A-#PageNum#

APPENDIX A

the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company, in any method which would violate Section 13(k) of the Exchange Act.

(d)    Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2    Incentive Stock Options. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2 in addition to the requirements of Section 5.1:

(a)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of the grant and the Option is exercisable for no more than five years from the date of grant.

(b)    Transfer Restriction. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution.

(c)    Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(d)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3    Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6
RESTRICTED STOCK AWARDS

6.1    Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement. In no event shall an Award of Restricted Stock payable in shares vest sooner than one year after the date of grant. Notwithstanding the foregoing, the Administrator may accelerate vesting of any Award in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy or a Change in Control.

6.2    Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances or installments or otherwise as the Administrator determines at the time of the grant of the Award or thereafter. Alternatively, these restrictions may lapse pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Award or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator.

A-#PageNum#

APPENDIX A

6.3    Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1    Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2    Terms of Stock Appreciation Rights

(a)    A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator.

(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3    Payment and Limitations on Exercise

(a)    Subject to Sections 7.3(b) and (c), payment of the amounts determined under Sections 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b)    To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements of Section 409A of the Code, specify the date of payment, which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c)     To the extent any payment under Section 7.2(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

A-#PageNum#

APPENDIX A

ARTICLE 8
OTHER TYPES OF AWARDS

8.1    Dividend Equivalents

(a)    Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)    Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.2    Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Eligible Individual. The number of shares shall be determined by the Administrator and may be based upon the Performance Goals or other specific performance goals determined appropriate by the Administrator.

8.3    Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock. In no event shall an Award of Restricted Stock Units payable in shares vest sooner than one year after the date of grant. Notwithstanding the foregoing, the Administrator may accelerate vesting of any Award in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy or a Change in Control.

8.4    Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Administrator in its discretion.

8.5    Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.6    Form of Payment. Payments with respect to any Awards granted under Sections 8.1, 8.2 or 8.3 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

8.7    Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.

8.8    Other Stock or Cash-Based Awards. Subject to the terms of the Plan, the Administrator may grant other incentives payable in cash or in shares of Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The Administrator may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of the Plan, entitle the Participant to a payment in cash or Stock only upon the attainment of performance goals and other terms and conditions specified by the Administrator. Notwithstanding the satisfaction of any performance goals, the amount

A-#PageNum#

APPENDIX A

to be paid under such other Award may be adjusted on the basis of such further consideration as the Administrator shall determine, in its sole discretion. However, the Administrator may not, in any event, increase the amount earned under such other Awards upon satisfaction of any performance goal by any Covered Employee.

ARTICLE 9
PERFORMANCE-BASED AWARDS

9.1    Purpose. The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2    Applicability. This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder  that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10
COMPLIANCE WITH SECTION 409A OF THE CODE

10.1    Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 10, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 10.

A-#PageNum#

APPENDIX A

10.2    Distributions under a Section 409A Award.

(a)    Subject to subsection (b), any shares of Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i)    the Participant’s separation from service, as determined by the Secretary of the Treasury;

(ii)    the date the Participant becomes disabled;

(iii)    the Participant’s death;

(iv)    a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral of such compensation;

(v)    to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Parent or Subsidiary; or

(vi)    the occurrence of an unforeseeable emergency with respect to the Participant.

(b)    In the case of a Participant who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this subsection (b), a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)    The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)    For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

10.3    Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

10.4    Elections under Section 409A Awards

(a)    Any deferral election provided under or with respect to an Award to any Eligible Individual, or to the Participant holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in the Treasury Regulations.

(i)    In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii)    In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral

A-#PageNum#

APPENDIX A

election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b)    In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in a distribution or payment of any shares of Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i) such subsequent election may not take effect until at least twelve months after the date on which the election is made,

(ii) in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii) in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

10.5    Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS

11.1    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. The provisions governing Awards need not be the same with respect to each recipient.

11.3    Limits on Transfer

(a)    Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)    Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse,

A-#PageNum#

APPENDIX A

sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator.

11.4    Beneficiaries. Notwithstanding Section 11.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

11.5    Stock Certificates; Book-Entry Procedures

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6    Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an Internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12
CHANGES IN CAPITAL STRUCTURE

12.1    Adjustments

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3, provided that any adjustment of the limitations in Section 3.1 shall be subject to the fourth sentence of Section 3.1); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant, exercise or purchase price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

A-#PageNum#

APPENDIX A

(b)    In the event of any transaction or event described in Section 12.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)    To provide that the Award cannot vest, be exercised or become payable after such event.

12.2    Acceleration Upon a Change in Control. Notwithstanding Section 12.1(b), and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such Change in Control. Subject to the foregoing, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

12.3    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

A-#PageNum#

APPENDIX A

ARTICLE 13
ADMINISTRATION

13.1    Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the NASDAQ Stock Market. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors, and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board, and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

13.2    Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a)    Designate Participants to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Participant;

(c)    Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

A-#PageNum#

APPENDIX A

(j)    determine whether, to what extent and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; and

(k)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

13.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.5    Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 14
EFFECTIVE AND EXPIRATION DATES

14.1    Effective Date. The Plan will be effective as of the Effective Date.

14.2    Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided, that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.

14.3    Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the date this Plan is approved by the Board or (ii) the date this Plan is approved by the Company’s stockholders (the “Expiration Date”). Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION

15.1    Amendment, Modification, And Termination. The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares available under the Plan (other than any adjustment as provided by Article 12). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 12, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

15.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

A-#PageNum#

APPENDIX A

ARTICLE 16
GENERAL PROVISIONS

16.1    No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, and other persons uniformly.

16.2    No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3    Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or a Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

16.5    Unfunded Status of Awards. The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

16.6    Indemnification. To the extent allowable pursuant to applicable law, the Administrator (and each member thereof) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

A-#PageNum#

APPENDIX A

16.10    Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12    Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

A-#PageNum#

FARMER BROS. CO.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 6, 2012
10:00 a.m.
FARMER BROS. CO.
PRINCIPAL EXECUTIVE OFFICES
20333 South Normandie Avenue
Torrance, CA 90502
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 6, 2012
The Company’s Proxy Statement and 2012 Annual Report on Form 10-K are available at:
http://proxy.farmerbros.com.

Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, CA 90502	Proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 6, 2012.
The undersigned stockholder of Farmer Bros. Co., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 29, 2012, and hereby constitutes and appoints Michael H. Keown and Jeffrey A. Wahba or either of them acting singly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502, at 10:00 a.m., Pacific Standard Time and at any continuation, postponement or adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

See reverse for voting instructions.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark Box to the right and Indicate changes below: ☐
 TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors recommends a vote “FOR” the director nominees listed below.

1.	To elect two Class III directors for a three-year term expiring at the 2015 Annual Meeting of Stockholders:	1	Randy E. Clark	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
		2	Jeanne Farmer Grossman

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
˜  Please fold here – Do not separate  ˜
The Board of Directors recommends a vote “FOR” Proposals 2, 3 and 4.

2.	Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.	☐	For	☐	Against	☐	Abstain
3.	Advisory vote on executive compensation.	☐	For	☐	Against	☐	Abstain

4.	Approval of the Amendment to the Company’s 2007 Omnibus Plan to increase the number of shares available for issuance under the Omnibus Plan.	☐	For	☐	Against	☐	Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, and FOR Proposals 2, 3 and 4, and in accordance with the discretion of the persons appointed as proxies on such other matters as may properly come before the Annual Meeting, including any continuation, postponement or adjournment thereof, and any other matters incident to the conduct of the Annual Meeting. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement. In addition, no stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board of Directors, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors.
If you plan to attend the Annual Meeting in person, you can obtain directions to the Company’s principal executive offices at http://proxy.farmerbros.com.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.